UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZYMEWORKS INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ZYMEWORKS INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF ZYMEWORKS INC.

AND

PROXY STATEMENT

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2021

March 23, 2021

ZYMEWORKS INC.

Notice of Annual General Meeting of Shareholders

The 2021 annual general meeting of shareholders (the “Meeting”) of Zymeworks Inc., a British Columbia corporation (the “Company”), will be held on May 5, 2021, beginning at 9:00 a.m. (Vancouver time), at 1385 West 8th Avenue, Vancouver, British Columbia, V6H 3V9.

This year, as with last year, out of an abundance of caution and to continue to deal with the unprecedented health impact of coronavirus disease, also known as COVID-19, and mitigate risks to the health and safety or our communities, shareholders, employees and other stakeholders, we will hold our Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

Registered shareholders and duly appointed proxyholders can attend the Meeting online at https://web.lumiagm.com/248660886 where they can participate, vote, or submit questions during the Meeting’s live webcast. Non-registered shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, but guests will not be able to vote at the Meeting.

The following matters will be considered at the Meeting:

•

the election of three members of the board of directors of the Company to hold office until the 2024 annual meeting of shareholders or until their successors are elected and qualified, subject to earlier resignation or removal;

•	a non-binding resolution to approve the compensation of our named executive officers as disclosed in this proxy statement;

•

the appointment of KPMG LLP, chartered professional accountants, as auditors for the Company for the ensuing year and the authorization of the board of directors of the Company to fix the remuneration to be paid to the auditor; and

•	the consideration of other matters that may properly come before the Meeting.

The business to be considered at the Meeting may be considered at the Meeting or at any adjournment or postponement of the Meeting.

You are entitled to vote at the Meeting or at any adjournment or postponement thereof only if you were a shareholder of the Company at the close of business on March 12, 2021 (the “Record Date”). You are entitled to attend the Meeting or any adjournment or postponement thereof only if you were a shareholder at the Record Date or you hold a valid proxy to vote at the Meeting.

Whether or not you plan to attend the Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers – How You Can Vote” beginning on page 4 and to the instructions on your proxy or voting instruction card.

/s/ Ali Tehrani
Ali Tehrani President and Chief Executive Officer
Vancouver, British Columbia March 23, 2021

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual General Meeting of Shareholders to be Held on May 5, 2021.

This proxy statement and the accompanying form of proxy or voting instruction card are being provided to shareholders beginning on or about March 23, 2021. Unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Zymeworks” or the “Company” refer to Zymeworks Inc. along with our subsidiary.

i

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving these materials?

Our board of directors (“Board of Directors”) is making these materials available to you by mailing paper copies to you in connection with our Meeting to be held on May 5, 2021. As a shareholder, you are invited to attend the Meeting and are entitled and requested to vote on the business items described in this proxy statement (“proxy statement”). This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the management and the Board of Directors. This proxy statement is designed to assist you in voting your shares and includes information that we are required to provide under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable Canadian securities laws.

The Meeting will be held in virtual only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided below.

These proxy materials are being sent to both registered and non-registered shareholders. If you are a non-registered owner, and we have sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, we (and not the intermediary holding on your behalf) have assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

There are two kinds of non-registered, or beneficial, shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners).

In accordance with Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, the Company has elected to send the proxy materials directly to NOBOs and will pay for intermediaries to deliver the proxy materials to OBOs.

Why is the Company having a virtual only Meeting?

This year, as with last year, out of an abundance of caution and to continue to deal with the unprecedented health impact of coronavirus disease, also known as COVID-19, and mitigate risks to the health and safety or our communities, shareholders, employees and other stakeholders, we will hold our Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

What is included in the proxy materials?

The proxy materials include:

•	our notice of meeting;

•	our proxy statement for the Meeting, including any schedules thereto;

•	a proxy or voting instruction card;

•	our 2020 Annual Report on Form 10-K; and

•	a virtual annual general meeting user guide.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and named executive officers and other required information.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting our Corporate Secretary at legal@zymeworks.com or by calling 1-604-378-1388, ext. 174.

A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact our transfer agent, Computershare Investor Services Inc. at:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

1-800-564-6253 (Canada or the United States)

1-514-982-7555 (International toll free)

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Shareholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Zymeworks Inc.

Attn: Corporate Secretary

Suite 540 – 1385 West 8th Avenue

Vancouver, BC V6H 3V9

legal@zymeworks.com

We will not transmit proxy materials using notice-and-access, as such term is defined by Canadian securities laws.

Who pays the cost of soliciting proxies for the Meeting?

We will bear the cost of solicitation. This solicitation of proxies is being made to shareholders by mail, but may be supplemented by telephone or other personal contact.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

What items of business will be voted on at the Meeting?

The business items to be voted on at the Meeting are:

•

the election of three members of the Board of Directors to hold office until the 2024 annual meeting of shareholders or until their successors are elected and qualified, subject to earlier resignation or removal;

•	the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers;

•

the appointment of KPMG LLP, chartered professional accountants, as auditors for the Company for the ensuing year and the authorization of the Board of Directors to fix the remuneration to be paid to the auditor; and

•	the consideration of other matters that may properly come before the Meeting.

What are my voting choices?

You may vote: (1) “FOR” or “WITHHOLD” for the election of any or all nominees for election as directors, (2) “FOR”, “AGAINST” or “ABSTAIN” for the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers and (3) “FOR” or “WITHHOLD” for the appointment of KPMG as auditors for the ensuing year and the authorization of the Board of Directors to fix the auditor’s remuneration.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares: (1) “FOR” each of its nominees for election to the Board of Directors, (2) “FOR” the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers and (3) “FOR” the appointment of KPMG as auditors for the ensuing year and the authorization of the Board of Directors to fix the auditor’s remuneration.

What vote is required to approve each item?

To conduct business at the Meeting, a quorum consisting of at least 30% of the shares entitled to vote must be present or represented by proxy and at least two persons entitled to vote at the Meeting must be present or represented by proxy.

If you indicate “WITHHOLD” in respect to the election of directors, your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting and will be considered a vote cast under our majority voting policy (described under “Proposal 1 – Election of Directors”). You are not entitled to cumulative voting in the election of directors.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be considered votes cast with respect to the election of any director nominee or on any other proposal.

Proposal		Required Vote
1.	Election of Directors	Plurality of votes – nominees receiving the three highest number of votes at the Meeting will be elected *

2.	Approval of Compensation of Named Executive Officers	Majority of the votes cast on the proposal

3.	Appointment and Remuneration of Auditors	Majority of the votes cast on the proposal

*

See “Proposal 1 – Election of Directors” for a description of our majority voting policy. In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the policy requires that the nominee shall tender their written resignation to the Chair of the Board of Directors.

What happens if additional items are presented at the Meeting?

We are not aware of any item that may be voted on at the Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Meeting.

Where can I find the voting results?

We expect to announce preliminary voting results at the Meeting and to publish final results in a current report on Form 8-K that we will file with the SEC and in a press release that we will file on the System for Electronic Document Analysis and Retrieval (“SEDAR”) promptly following the Meeting. Both the Form 8-K and press release will also be available on our website at www.zymeworks.com.

How You Can Vote

What shares can I vote?

You are entitled to one vote for each common share that you owned at the close of business on March 12, 2021, the Record Date for the Meeting, at the Meeting and any adjournment or postponement thereof. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, there were 26 shareholders of record holding 470,187 of the 46,164,051 common shares that were outstanding, and the remaining 45,693,864 outstanding common shares were held through Cede & Co. and CDS & Co.

Each shareholder has the right to appoint a person or a company (who need not be a shareholder) to attend and act for them and on their behalf at the Meeting other than the persons designated in the enclosed form of proxy. See “Appointment of a Third Party as Proxy” below.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc., you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Meeting. You have received a proxy card to use in voting your shares either by mail or email.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares at the Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. See “Appointment of a Third Party as Proxy” below.

How can I vote at the Meeting?

Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below under the heading “How do I attend and participate at the Meeting?”.

You may vote shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares.

How can I vote without attending the Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Meeting or any adjournment or postponement thereof. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares. Each shareholder submitting a proxy has the right to appoint one or more proxyholders (but not more than five) to represent the shareholder at the Meeting to the extent and with the powers conferred by the proxy.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card. A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the proxy form.

Voting by Internet

Shareholders may vote over the Internet by following the instructions on the proxy or voting instruction card.

Voting by Telephone

Shareholders of record may vote by telephone by calling 1-866-732-8683 or, for shareholders of record outside of North America, by calling the number indicated on your proxy or voting instruction card, and following the instructions.

Most shareholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These shareholders should check the card for telephone voting availability.

Voting by Mail

Shareholders may vote by mail by signing, dating and returning their proxy or voting instruction card to our transfer agent, Computershare Investor Services Inc. at the following address:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

How do I attend and participate at the Meeting?

The Company is holding the Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person.

Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including beneficial shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting.

Registered shareholders and duly appointed proxyholders can attend the Meeting online by going to https://web.lumiagm.com/248660886. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting.

•

Registered shareholders: The 15-digit control number located on the form of proxy or in the email notification you received is the Username. The Password to the Meeting is “zymeworks2021” (case sensitive).

If as a registered shareholder you are using your control number to log in to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Meeting. If you have already voted by proxy and you vote again during the online ballot during the Meeting, your online vote during the Meeting will revoke your previously submitted proxy. If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

•

Duly appointed proxyholders: Computershare will provide the proxyholder with a Username by email after the voting deadline has passed and the proxyholder has been duly appointed AND registered as described under the heading “Appointment of a Third Party as Proxy” below. The Password to the Meeting is “zymeworks2021”.

Non-registered shareholders who have not duly appointed themselves as proxyholder may attend the Meeting by clicking “I am a guest” and completing the online form. Such persons can listen to the Meeting but are not able to vote.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

Following the Meeting, a recording of the audio webcast of the Meeting will be made available for listening on the Company’s website at https://ir.zymeworks.com/Events-and-Presentations and will remain available until the filing of the Company’s 2022 proxy statement.

How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted as recommended by our Board of Directors. Additionally, the form of proxy confers discretionary authority upon the persons named therein with respect to: (i) the matters set out in the proxy if no choice is specified; (ii) amendments or variations to matters identified in this proxy statement; and (iii) other matters which may properly come before the Meeting; provided that, in the case of items (ii) and (iii), such amendments, variations or other matters were not known to our management a reasonable time prior to the solicitation of proxies. If any matters which are not now known should properly come before the Meeting, persons named in the form of proxy will vote on such matters in accordance with their best judgment. At the time of printing this proxy statement, our management is not aware of any amendment, variation or other matters which are to come before the Meeting other than those matters identified in the accompanying Notice.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not return your voting instruction card on a timely basis, your broker will have the authority to vote your brokerage shares only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares without your instructions on the election of directors and on any other proposal. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the Meeting and not as votes cast. Such broker non-votes will have no effect on the outcome of the matter.

Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the procedure set out above under the heading “How will my shares be voted?”.

If you do not timely return your proxy card, your shares will not be voted unless you or your proxyholder attends the online Meeting and any adjournment or postponement thereof and votes as described above under the heading “How can I vote at the Meeting?”.

When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before 9:00 a.m. (Vancouver time) on May 3, 2021, or two business days prior to any adjournment of the Meeting.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

May I change or revoke my vote?

If you are a shareholder of record, you may change your vote by: (i) providing a written notice of revocation to our Corporate Secretary at the address set out below under the heading “How do I obtain additional copies of this proxy statement or voting materials?” provided that such notice is received prior to close of business on May 4, 2021; (ii) by attending the online Meeting and voting; or (iii) by granting a subsequent proxy. To be effective, the subsequent proxy must be deposited before the time specified above under the heading “When is the deadline to vote?” for the deposit of proxies.

If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the online Meeting and voting.

Appointment of a Third Party as Proxy

The following applies to shareholders who wish to appoint someone as their proxyholder other than the persons designated in the enclosed form of proxy or voting instruction form. This includes non-registered shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third party proxyholder to attend and participate at the Meeting as their proxy and vote their shares MUST submit their form of proxy or voting instruction form, as applicable, appointing that person as proxyholder AND register that proxyholder online, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the Meeting.

•

Step 1: Submit your form of proxy or voting instruction form: To appoint someone other than the persons designated in the enclosed form of proxy or voting instruction form as proxyholder, insert that person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

If you are a non-registered shareholder and wish to vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions above under the heading “How do I attend and participate at the Meeting?”.

If you are a non-registered shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: uslegalproxy@computershare.com (if by e-mail), or Computershare, Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, ON M5J 2Y1, Canada (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of 9:00 a.m. (Vancouver time) on May 3, 2021.

•

Step 2: Register your proxyholder: To register a third party proxyholder, shareholders MUST visit https://www.computershare.com/zymeworks by 9:00 a.m. (Vancouver time) on May 3, 2021 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to vote at the Meeting but will be able to participate as a guest.

Attending the Meeting

Who can attend the Meeting?

You may attend the Meeting and any adjournment or postponement thereof only if you were a shareholder of ours at the close of business on March 12, 2021, the Record Date for the Meeting, or you hold a valid proxy to vote at the Meeting.

The Meeting will begin promptly at 9:00 a.m. (Vancouver time). Please allow ample time to check into the Meeting online and complete the related procedure.

Shareholder Proposals and Director Nominations

What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting?

The Company is subject to the rules of both the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provisions of the Business Corporations Act (British Columbia) (“BCBCA”) with respect to shareholder proposals. As clearly indicated under the BCBCA and SEC rules under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to SEC rules under the Exchange Act for inclusion in the Company’s proxy materials for next year’s annual meeting must be received by our Corporate Secretary no later than 5:00 p.m. (Vancouver time) on November 23, 2021, and must be submitted to our Corporate Secretary at Zymeworks Inc., Suite 540 – 1385 West 8th Avenue, Vancouver, BC Canada, V6H 3V9. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. Proposals submitted under the applicable provisions of the BCBCA that a shareholder intends to present at next year’s annual meeting and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to next year’s annual meeting must be received at least three months before the anniversary of the Company’s last annual general meeting. Such proposals must also comply with all applicable provisions of the BCBCA and the regulations thereunder.

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.

See below under the heading “How may I nominate director candidates or present other business for consideration at a meeting?” for a description of the procedures through which shareholders may nominate director candidates for consideration.

How may I nominate director candidates or present other business for consideration at a meeting?

Shareholders who wish to (1) submit director nominees for consideration or (2) present other items of business directly at next year’s annual meeting must give written notice of their intention to do so, in accordance with the deadlines described below, to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this proxy statement or voting materials?”. Any such notice also must include the information required by our Articles of Incorporation (“articles”) (which may be obtained as provided below under the heading “How may I obtain financial and other information about Zymeworks Inc.?”) and must be updated and supplemented as provided in the articles.

Written notice of director nominees must be received, in the case of an annual meeting (including an annual and special meeting), not later than the close of business on the 30th day prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made, notice must be made not later than the close of business on the tenth day following the date of such first public announcement. See “Advance Notice Policy” under “Proposal 1 – Election of Directors” in this proxy statement.

How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the nominating and corporate governance committee of our Board of Directors by writing to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this proxy statement or voting materials?” in accordance with the notice provisions described above under the heading “How may I nominate director candidates or present other business for consideration at a meeting?”. To be in proper written form, such notice must set forth the nominee’s name, age, business and residential address, and principal occupation or employment for the past five years, their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and such other information on the nominee and the nominating shareholder as set forth in our articles, which may be obtained in accordance with the instructions below under the heading “How may I obtain financial and other information about Zymeworks Inc.?”.

Obtaining Additional Information

How may I obtain financial and other information about Zymeworks Inc.?

Our consolidated financial statements are included in our 2020 Annual Report on Form 10-K. We filed our Annual Report on Form 10-K with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and, in Canada, on SEDAR. We also will furnish a copy of our 2020 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Corporate Secretary at the address below under the heading in “How do I obtain additional copies of this proxy statement or voting materials?”.

By writing to us, shareholders also may obtain, without charge, a copy of our articles, corporate governance guidelines, code of conduct and Board of Directors standing committee charters.

What if I have questions for the Company’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

How do I obtain additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please contact us at:

Zymeworks Inc.

Attn: Corporate Secretary

Suite 540 – 1385 West 8th Avenue

Vancouver, BC V6H 3V9

legal@zymeworks.com

SHARE OWNERSHIP

The table below indicates information as of March 12, 2021, regarding the beneficial ownership of our common shares for:

•	each person who is known by us to beneficially own more than 5% of our common shares;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

For the purposes of calculating percent ownership, as of March 12, 2021, 46,164,051 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable, or restricted stock units vesting, within sixty days of March 12, 2021, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any common shares on or within 60 days, upon conversion or exercise of outstanding securities or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. To our knowledge, except as noted in the table below, no person or entity is the beneficial owner of more than 5% of the voting power of our common shares.

Except as otherwise indicated, the address of each of the persons in this table is 540 – 1385 West 8th Avenue, Vancouver, British Columbia, Canada V6H 3V9.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% and Greater Shareholders:
Baker Bros. Advisors LP	4,936,764	(1)	9.99%
FMR LLC	6,798,255	(2)	14.73%
Perceptive Advisors LLC	4,300,999	(3)	9.32%
Directors and Named Executive Officers:
Troy M. Cox	39,277	(4)		*
Diana Hausman	193,799	(5)		*
Kenneth Hillan	50,425	(6)		*
Neil Klompas	437,584	(7)		*
Susan Mahony	31,777	(8)		*
Kelvin Neu	Nil	(9)	Ni	l
Kathryn O’Driscoll	45,395	(10)		*
Anthony Polverino	126,812	(11)		*
Hollings C. Renton	50,425	(12)		*
Natalie Sacks	44,140	(13)		*
Ali Tehrani	1,394,321	(14)	2.95%
Lota Zoth	52,117	(15)		*
All Directors and Executive Officers:
All executive officers and directors as a group (13 persons)	2,480,075	(16)	5.14%

*	Less than one percent
(1)

Consists of 1,708,472 common shares, 15,500 common shares issuable upon exercise of options exercisable within 60 days after March 12, 2021, and 3,212,792 shares issuable upon exercise of prefunded warrants held by Baker Bros. Advisors LP. The address for this entity is 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)

Consists of 6,798,255 common shares held by FMR LLC as of December 31, 2020 based this entity’s Schedule 13F filing with the SEC on February 8, 2021. The address for this entity is 245 Summer Street, Boston, MA 02210.

(3)

Consists of 4,300,999 common shares held by Perceptive Advisors LLC as of December 31, 2020 based this entity’s Schedule 13G/A filing with the SEC on February 16, 2021. The address for this entity is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)	Consists of 7,500 common shares and 31,777 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(5)

Consists of 5,377 common shares held personally and 2,000 common shares held by Wayne Jack Wallis, and 186,422 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.

(6)	Consists of 50,425 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(7)	Consists of 10,471 shares held personally and 700 shares held by S. Jennifer Heine, and 426,413 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(8)	Consists of 31,777 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(9)

Dr. Neu joined the Company’s Board of Directors in March 2020. Dr. Neu was an employee of Baker Bros. Advisors LP until January 2021. Pursuant to the terms of Dr. Neu’s employment by Baker Brothers Advisors LP, options granted to him in 2020 were, and will continue to be, beneficially owned by Baker Bros. Advisors LP.

(10)	Consists of 5,789 common shares and 39,606 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(11)	Consists of 30,979 common shares and 95,833 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(12)	Consists of 50,425 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(13)	Consists of 44,140 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(14)

Consists of 260,325 common shares held personally and 55,511 common shares held by Charissa Tehrani, and 1,078,485 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.

(15)	Consists of 52,117 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021.
(16)

In addition to the shares beneficially owned by our directors and named executive officers, includes 687 common shares, 2,266 common shares issuable upon vesting of restricted stock units within 60 days after March 12, 2021, and 11,050 common shares issuable upon the exercise of options exercisable within 60 days after March 12, 2021 held by Mr. Priour, who is an executive officer but not a named executive officer in this proxy statement.

GOVERNANCE

Our business and affairs are managed, and all corporate powers are exercised, under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors has delegated authority to manage day-to-day business operations.

Our Board of Directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the Company’s governance. It also has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to members of our Board of Directors and our executive officers as well as all of our employees. Several standing committees (audit, compensation, nominating and corporate governance, and research and development) assist our Board of Directors in carrying out its responsibilities. Each standing committee operates under a written charter adopted by our Board of Directors. Our Board of Directors has adopted written position descriptions for the Chair of the Board of Directors and lead director, the chair of each committee and our Chief Executive Officer.

Our corporate governance guidelines, audit, compensation, nominating and corporate governance, and research and development committee charters and Code of Conduct are posted on our website at www.zymeworks.com. We intend to post on our website any amendments or waivers to our Code of Conduct requiring disclosure under applicable SEC or NYSE rules. Paper copies of these documents, as well as our constating documents (including our articles), Advance Notice Policy (defined herein) and position descriptions for the Chair of the Board of Directors and lead director, the chair of each committee and our Chief Executive Officer, may be obtained upon request by writing to: Corporate Secretary, Zymeworks Inc., Suite 540 – 1385 West 8th Avenue, Vancouver, BC Canada V6H 3V9. Our Board of Directors mandate is attached as Schedule “A” to this proxy statement.

Our articles provide that a quorum of shareholders is the holders of at least 30% of the shares entitled to vote at the meeting, present or represented by proxy, and at least two persons entitled to vote at the meeting, present or represented by proxy.

The Canadian Securities Administrators has issued corporate governance guidelines pursuant to Canadian National Policy 58-201 – Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to Canadian National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

Anti-Hedging Policy

Under the terms of our Insider Trading Policy, all directors, officers, employees, as well as any other personnel that we determine should be subject to our Insider Trading Policy (such as contractors and consultants), are prohibited from purchasing financial instruments (including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds) designed to hedge or offset a decrease in the market value of our securities.

Board of Directors

Our Board of Directors is responsible for the stewardship of the Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board of Directors has a formal mandate that includes the following:

•	appointing our Chief Executive Officer;

•

developing the corporate goals and objectives that our Chief Executive Officer is responsible for meeting and reviewing the performance of our Chief Executive Officer against such corporate goals and objectives;

•

taking steps to satisfy itself as to the integrity of our Chief Executive Officer and other executive officers and that our Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

•	reviewing and approving our Code of Conduct and reviewing and monitoring compliance with the Code of Conduct and our enterprise risk management processes;

•

adopting a strategic planning process to establish objectives and goals for our business and reviewing, approving, and modifying, as appropriate, the strategies proposed by management to achieve such objectives and goals; and

•	reviewing and approving material transactions not in the ordinary course of business.

Board Leadership

Our Board of Directors has a Chair, currently Ms. Zoth, an independent director, who has authority, among other things, to call and preside over Board of Directors meetings. The Chair, in consultation with the chair of any applicable committee and other directors, as appropriate, shall establish the agenda for meetings of the Board of Directors. If the Chair is not an independent director then an independent lead director should act as the effective independent leader of the Board of Directors and ensure the Board of Directors’ agenda will enable it to successfully carry out its duties.

As a general policy, the Board of Directors believes that separation of the position of the Chair and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversite of management’s performance and enhances the effectiveness of the Board of Directors as a whole.

We have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report regularly to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.

Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our audit committee. Our Board of Directors receives periodic reports on each committee’s activities. Our audit committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. Our audit committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Director Independence

The Board of Directors has determined that all directors, except Dr. Tehrani, meet the independence requirements under the NYSE Listing Rules and applicable Canadian securities laws, and qualify as

“independent directors” under the NYSE Listing Rules and applicable Canadian securities laws. Dr. Tehrani is not considered independent by virtue of being our President and Chief Executive Officer. Each of the members of our compensation committee, audit committee, corporate governance and nominating committee, and research and development committee is an independent director.

The following directors are directors of other reporting issuers, as set out below:

Director	Reporting Issuer
Troy M. Cox	CM Life Sciences II Inc.

Kenneth Hillan	Sangamo Therapeutics, Inc.

Susan Mahony	Assembly Biosciences, Inc. Horizon Therapeutics Public Limited Company Vifor Pharma Ltd.

Hollings C. Renton	AnaptysBio, Inc.

Lota Zoth	89 Bio, Inc. Inovio Pharmaceuticals, Inc. Lumos Pharma, Inc.

Board and Committee Meetings; Executive Sessions

At regularly scheduled Board of Directors and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.

The Chair, in consultation with the chair of any applicable committee and other directors, as appropriate, establishes the agenda for meetings of the Board of Directors. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chair of the Board of Directors. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. The independent members of the Board of Directors also meet, as required, without the non-independent director and members of management, before or after each regularly scheduled meeting in camera.

During the year ended December 31, 2020, our Board of Directors held four meetings. The table below provides the attendance record for our directors at the meetings held in 2020:

Director	Attendance Record
Troy M. Cox	4/4
Kenneth Hillan	4/4
Susan Mahony	4/4
Kelvin Neu	3/3
Hollings C. Renton	4/4
Natalie Sacks	4/4
Ali Tehrani	4/4
Lota Zoth	4/4

Dr. Neu was appointed to the Board of Directors on March 16, 2020 and has attended each meeting of the Board of Directors since that date.

Since January 1, 2021, our Board of Directors has held one meeting. All members of our Board of Directors attended this meeting.

Board members are permitted to attend our annual general meeting. All members of our Board of Directors attended our 2020 annual general meeting, which was held in virtual format.

Board Committees

The following chart sets forth our Board of Directors’ standing committees and membership on these committees as of March 12, 2021:

Director	Audit	Nominating and Corporate Governance	Compensation	Research and Development
Troy M. Cox	Member	Member	—	—
Kenneth Hillan	—	Chair	Member	Member
Susan Mahony	Member	—	Member	—
Kelvin Neu	—	—	—	Member
Hollings C. Renton	—	—	Chair	—
Natalie Sacks	—	Member	—	Chair
Lota Zoth	Chair	—	—	—

Audit Committee

Our audit committee consists of Mr. Cox, Dr. Mahony and Ms. Zoth. Ms. Zoth serves as the chair of our audit committee. Our Board of Directors has determined that each of Mr. Cox and Ms. Zoth is an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The members of our audit committee are “financially literate” and “independent” within the meaning of NYSE rules and Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”).

The education and experience of each member of the audit committee that is relevant to the performance of their responsibilities as a member of the audit committee is described below under “Proposal 1 – Election of Directors.”

Ms. Zoth currently serves on the audit committees of three other public companies: 89 Bio, Inc., Inovio Pharmaceuticals, Inc., and Lumos Pharma, Inc. Our Board of Directors has determined that Ms. Zoth’s simultaneous service on those audit committees does not impair her ability to effectively serve on our audit committee.

The principal purpose of our audit committee is to assist our Board of Directors in its oversight of:

•	the quality and integrity of our financial statements and related information;

•	the independence, qualifications, appointment and performance of our external auditor;

•	our disclosure controls and procedures, internal control over financial reporting and management’s responsibility for assessing and reporting on the effectiveness of such controls;

•	our compliance with applicable legal and regulatory requirements; and

•	our enterprise risk management processes.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our audit committee, consistent with the rules of the NYSE, the SEC and NI 52-110, a current copy of which is available on our website at www.zymeworks.com. Our audit committee has access to all of our books, records, facilities and personnel and may request any information about us as it may deem appropriate. It also has the authority in its sole discretion and at our expense to retain and set the compensation of outside legal, accounting or other advisors as necessary to assist in the performance of its duties and responsibilities. Both our independent auditors and internal financial personnel regularly meet privately with the audit committee and have unrestricted access to this committee.

Our audit committee held four meetings during the year ended December 31, 2020. The table below provides the attendance record for our directors at audit committee meetings held in 2020:

Director	Attendance Record
Troy M. Cox	4/4
Susan Mahony	4/4
Lota Zoth	4/4

Compensation Committee

Our compensation committee currently consists of Dr. Hillan, Dr. Mahony and Mr. Renton, and is chaired by Mr. Renton. The functions of this committee include:

•	reviewing and making recommendations with respect to compensation policy and programs and determining and recommending award grants under our incentive equity plan;

•	reviewing and recommending to our Board of Directors the manner in which executive compensation should be tied to corporate goals and objectives;

•

annually reviewing and recommending for the approval of the Board of Directors the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives and determining and recommending for the approval of the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all executive officers, other than the Chief Executive Officer;

•	reviewing and making recommendations to our Board of Directors regarding the Company’s equity-based plans;

•	authority to oversee our non-executive equity-based plans, including the discharge of any duties imposed on the compensation committee by any of those plans; and

•	reviewing director compensation for service on our Board of Directors and board committees at least once a year and recommending any changes to our Board of Directors.

Additional discussion of the role and responsibilities of the compensation committee is set forth below under “Executive Compensation – Compensation Discussion and Analysis.”

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our compensation committee consistent with the rules of the NYSE, the SEC and the guidance of the Canadian Securities Administrators, a current copy of which is available on our website at www.zymeworks.com.

Our Board of Directors has determined that each of the members of our compensation committee is independent as defined by NYSE rules and is also independent for the purposes of NI 58-101.

Our compensation committee held six meetings during the year ended December 31, 2020. The table below provides the attendance record for our directors at compensation committee meetings held in 2020:

Director	Attendance Record
Kenneth Hillan	6/6
Susan Mahony	6/6
Hollings C. Renton	6/6

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Cox, Dr. Hillan and Dr. Sacks. The nominating and corporate governance committee is chaired by Dr. Hillan.

The nominating and corporate governance committee’s purpose is to assist our Board of Directors in:

•	identifying individuals qualified to become members of our Board of Directors;

•	selecting or recommending that our Board of Directors select director nominees for the next annual meeting of shareholders and determining the composition of our Board of Directors and its committees;

•

developing and overseeing a process to assess our Board of Directors, the Chair of the Board of Directors, the committees of the Board of Directors, the chairs of the committees, individual directors and management; and

•	developing and implementing our corporate governance guidelines.

It is the responsibility of the nominating and corporate governance committee to regularly evaluate the overall efficiency of our Board of Directors and our Chair and all board committees and their chairs. As part of its mandate, the nominating and corporate governance committee conducts the process for the assessment of our Board of Directors, each committee and each director regarding its or their effectiveness and contribution, and reports evaluation results to our Board of Directors on a regular basis. In the course of this assessment, the chair of the nominating and corporate governance committee solicits input from the chair of each standing committee as well as from each of the current members of our Board of Directors. The nominating and corporate governance committee reviews and discusses this feedback and reports to the Board of Directors on an annual basis.

Our Board of Directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the nominating and corporate governance committee has developed a skills and competencies matrix for our Board of Directors as a whole and for individual directors. This skills and competencies matrix is included in materials circulated to and discussed by the nominating and corporate governance committee.

The nominating and corporate governance committee may retain, at the Company’s expense, outside counsel or other advisors as necessary to assist in the performance of its duties and responsibilities.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our nominating and corporate governance committee, a current copy of which is available on our website at www.zymeworks.com.

Director Nominations

Our nominating and corporate governance committee identifies, selects and recommends to the Board of Directors individuals qualified to serve both on the Board of Directors and on committees of the Board of Directors, including persons suggested by shareholders and others, in accordance with our articles. In identifying new candidates for our Board of Directors, the nominating and corporate governance committee considers what competencies and skills our Board of Directors as a whole should possess, assesses the competencies and skills of each existing and potential director, and considers the personality and other qualities of each existing and potential director, as these may ultimately determine the boardroom dynamic. All directors are required to possess fundamental qualities of intelligence, honesty, integrity, ethical behavior, fairness and responsibility and be committed to representing the long-term interests of the shareholders. They must also have a genuine interest in the Company and be able to devote sufficient time to discharge their duties and responsibilities effectively.

The nominating and corporate governance committee is mandated to identify qualified candidates for nomination as directors and make recommendations to the Board of Directors. When identifying candidates to nominate for election to the Board of Directors, the primary objectives of the nominating and corporate governance committee are to ensure consideration of individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities, having regard to the Company’s current and future plans and objectives, as well as anticipated industry and market developments. In accordance with the Company’s corporate governance guidelines, the nominating and corporate governance committee also believes that having a diverse Board of Directors can offer a breadth and depth of perspectives that enhance the Board of Directors’ performance.

The nominating and corporate governance committee values diversity of abilities, experience, perspective, education, gender, background, race and national origin and, accordingly, recommendations concerning director nominees are based on these considerations, in addition to merit and past performance, expected contribution to the Board of Directors’ performance, and knowledge of the industry and sector in which the Company operates. Additionally, in evaluating and identifying potential nominees, the nominating and corporate governance committee evaluates skills which may complement those already serving, or provide additional expertise not already present on the Board of Directors.

In furtherance of the Company’s commitment to diversity, the nominating and corporate governance committee will balance these objectives with the need to identify and promote individuals who are reflective of diversity for nomination for election to the Board of Directors. Although the Company has not adopted specific targets, the nominating and corporate governance committee will consider the level of representation of women and other diverse candidates on the Board of Directors when making recommendations for nominees to the Board of Directors. Members of our Board of Directors self-identify as set forth in the table below:

Board Diversity Matrix (As of March 23, 2021)
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0

Part II: Demographic Background
Asian (other than South Asian)	0	1	0	0
Black (1)	0	0	0	0
Hispanic or Latinx	0	0	0	0
Indigenous (2)	0	0	0	0
Middle Eastern	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
South Asian	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
Did Not Disclose Racial or Ethnic Background	1	0	0	0
LGBTQ+	2

(1)	Includes African American, people of African or Caribbean descent.
(2)	Includes Alaskan Native, Native American, First Nations, Métis or Inuit.

The nominating and corporate governance committee will consider for nomination qualified director candidates recommended by our shareholders in accordance with our articles. Any shareholder who wishes to recommend a director candidate is directed to submit written notice of the nomination to our Corporate Secretary at our principal executive offices. For details on the requirements for the submission of such notice, see “Advance Notice Policy” under “Proposal 1 – Election of Directors” in this proxy statement.

All written submissions received from our shareholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our shareholders in the same manner as recommendations received from management, committee members or members of our Board of Directors.

Our Board of Directors has determined that each of the members of our nominating and corporate governance committee is independent as defined by the NYSE rules and for the purposes of NI 58-101.

The nominating and corporate governance committee met three times during the year ended December 31, 2020. The table below provides the attendance record for our directors at nominating and corporate governance meetings held in 2020:

Director	Attendance Record
Troy M. Cox	3/3
Kenneth Hillan	2/3
Natalie Sacks	3/3

Research and Development Committee

Our research and development committee currently consists of Dr. Hillan, Dr. Neu and Dr. Sacks, and is chaired by Dr. Sacks. The functions of this committee include:

•

reviewing and making recommendations with respect to the Company’s research and development strategy as well as the long-term strategic goals and objectives and the Company’s progress in achieving such goals and objectives;

•

reviewing and making recommendations with respect to the Company’s position and strategies in relation to emerging scientific trends and activities critical to the success of research and development; and

•	reviewing and making recommendations with respect to the Company’s pipeline and the progress thereof, and the quality, direction and competitiveness of the Company’s research and development programs.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our research and development committee consistent with the rules of the NYSE, the SEC and the guidance of the Canadian Securities Administrators, a current copy of which is available on our website at www.zymeworks.com.

Our Board of Directors has determined that each of the members of our research and development committee is independent as defined by NYSE rules and is also independent for the purposes of NI 58-101.

Our research and development committee held two meetings during the year ended December 31, 2020. The table below provides the attendance record for our directors at research and development committee meetings held in 2020:

Director	Attendance Record
Kenneth Hillan	2/2
Kelvin Neu	2/2
Natalie Sacks	2/2

Corporate Sustainability Initiatives

As a rapidly growing, clinical-stage biopharmaceutical company, we are not yet in a position to implement a broad-based sustainability program. However, our corporate goals are inspired by our commitment to maintain a patient-centered approach and are informed by our corporate values of innovate, act with integrity, collaborate, embrace diversity, and care. In 2020, our corporate goals focused on certain clinical, pre-clinical research, manufacturing, and business operations and support matters designed to expand upon our capabilities to develop innovative treatments to care for patients. Together, we worked hard to achieve these goals while maintaining a respectful, collaborative and caring work environment.

At Zymeworks, we recognize that our employees are an essential component of our long-term success. To foster our team of outstanding scientists and business professionals, we strive to provide the best work environment in our industry. We are committed to innovative thinking, multidisciplinary teamwork and strong leadership. Every member of Zymeworks brings value to our mission to further advance treatments and technology. Some examples of our focus on employees are:

•

Zymeworks encourages employees to participate in volunteer activities to enrich their lives and to enhance and serve their communities. Employees are paid their regular salary for up to five days per calendar year for volunteer work performed during regular business hours.

•

Zymeworks encourages employees to seek out and develop the knowledge, skills and abilities that will help them grow professionally. Our professional development reimbursement policy allows employees to get reimbursed for up to 100% of the cost of approved seminars, conferences and short-term courses.

•

Employees who have gone above and beyond in the pursuit of scientific excellence, the performance of their duties, or the achievement of company goals are recognized for their outstanding efforts. Recognizing and rewarding the contributions of others is at the foundation of our company culture, and underpins our dynamic, innovative and caring team.

At Zymeworks, we believe that diversity is strength. Women comprise 38% of our Board of Directors, 33% of our executive officers, and over 50% of our workforce. We believe that a diverse workforce in terms of gender, background, race, national origin and other factors not only positively impacts our performance and strengthens our culture, but also cultivates an essential pipeline of experienced, diverse future leaders.

We will continue to invest in our employees and culture, and anticipate reporting on other corporate sustainability initiatives in the future.

Communications with the Board of Directors

Shareholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee. Written correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Zymeworks Inc., Suite 540 – 1385 West 8th Avenue, Vancouver, BC Canada, V6H 3V9.

PROPOSALS TO BE VOTED ON

Proposals 1, 2 and 3 are included in this proxy statement at the direction of our Board of Directors. Our Board of Directors unanimously recommends that you vote “FOR” all of the nominees in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

The nominating and corporate governance committee has recommended and our Board of Directors has nominated the following three individuals for election as directors, all of whom are currently directors:

•	Susan Mahony;

•	Kelvin Neu; and

•	Ali Tehrani.

Properly executed proxies will be voted for these three nominees unless other instructions are specified. In no event may the proxies be voted for more than three nominees.

Our Board of Directors determined that Dr. Mahony and Dr. Neu are independent directors.

Biographical information regarding each director nominee and their qualifications to serve as a director are set forth below. Unless otherwise indicated, each director has held their principal occupation or other positions with the same or predecessor organizations for at least the last five years.

Susan Mahony

Dr. Mahony is 56 years old and has served as a member of our Board of Directors since June 2019. Dr. Mahony is an executive with over 30 years of experience in pharmaceutical and life sciences companies. Dr. Mahony served as Senior Vice President of Eli Lilly and Company and President of Lilly Oncology from February 2011 until August 2018. She joined Lilly in 2000, holding senior leadership positions in product development, marketing, human resources, and general management. Prior to joining Lilly, Dr. Mahony served in sales and marketing roles in Europe for over a decade for Schering-Plough, Amgen, and Bristol-Myers Squibb. Dr. Mahony has served on the board of directors of Assembly Biosciences, Inc. since December 2017, on the board of directors for Vifor Pharma since May 2019, and on the board of directors of Horizon Therapeutics Public Limited Company since August 2019. Dr. Mahony received a B.Sc. and a Ph.D. from Aston University and an M.B.A. from London Business School. Dr. Mahony is a resident of Indiana, USA.

Kelvin Neu

Dr. Neu is 47 years old and has served as a member of our Board of Directors since March 2020. Dr. Neu was a Partner at Baker Bros. Advisors LP, a registered investment adviser, from April 2004 until January 2021. Dr. Neu previously served on the board of directors of IGM Biosciences, Prelude Therapeutics, Idera Pharmaceuticals, Aquinox Pharmaceuticals and XOMA Corporation. Dr. Neu holds an M.D. from the Harvard Medical School-MIT Health Sciences and Technology program, and spent three years in the Immunology Ph.D. program at Stanford University as a Howard Hughes Medical Institute Fellow. Dr. Neu holds an A.B. (summa cum laude) from Princeton University, where he was awarded the Khoury Prize for graduating first in his department of Molecular Biology. Prior to attending Princeton, Dr. Neu served for two and a half years in the military of his native Singapore. Dr. Neu is a resident of Singapore.

Ali Tehrani

Dr. Tehrani is 49 years old, is one of our co-founders and has served as our President and Chief Executive Officer and as a member of our Board of Directors since the Company’s inception in September 2003. He has been an integral part of many of our corporate achievements including raising seed and angel financing and overseeing our technical operations and patent filings. Dr. Tehrani holds both Bachelor’s and Master’s of Science degrees in Biochemistry from the University of Massachusetts, and has a Doctoral degree in Microbiology and

Immunology from the University of British Columbia. While completing his Ph.D. degree he co-founded the Student Biotechnology Network, for which he received the UBC Faculty of Science Achievement Award for Outstanding Leadership in 2002. Dr. Tehrani has served as a board director for the Student Biotechnology Network, CQDM, and LifeSciences British Columbia, on the MITACS Industrial Advisory Board, and on BIOTECanada’s Industrial and Environmental Committee. He was a Council Member on British Columbia’s Premier’s Technology Council from 2016 to 2018. Currently, he is a member of the board of directors of Creatus Biosciences Inc. Dr. Tehrani is a resident of British Columbia, Canada.

Remaining Members of the Board of Directors

Biographical information regarding the remaining members of the Board of Directors is set forth below. Unless otherwise indicated, each director has held their principal occupation or other positions with the same or predecessor organizations for at least the last five years.

Troy M. Cox

Mr. Cox is 56 years old and has served as a member of our Board of Directors since June 2019. Mr. Cox served as Chief Executive Officer of Foundation Medicine, Inc. from February 2017 through February 2019, as a member of Foundation Medicine’s board of directors from February 2017 until July 2018, and in the additional role of President of Foundation Medicine from February 2018 until July 2018. Prior to Foundation Medicine, Mr. Cox served as Senior Vice President, Sales & Marketing at Genentech, Inc. from February 2010 until February 2017. Before joining Genentech, Mr. Cox served as President of CNS operations at UCB S.A., with responsibility for developing and commercializing therapeutics for diseases primarily related to the central nervous system. Prior to UCB BioPharma, Mr. Cox held senior commercial leadership roles with Sanofi-Aventis and Schering-Plough. Mr. Cox has served on the board of directors of CM Life Sciences II Inc. since February 2021. Mr. Cox received a B.B.A. in finance from the University of Kentucky and an M.B.A. from the University of Missouri. Mr. Cox is a resident of Massachusetts, USA.

Kenneth Hillan

Dr. Hillan is 60 years old and has served as a member of our Board of Directors since February 2017. Dr. Hillan has served as Head of Therapeutics at 23andMe since February 2019. Dr. Hillan served on the board of directors of Achaogen, Inc., a public biopharmaceutical company, from October 2011 until April 2019. Dr. Hillan served as Achaogen’s President and President, R&D from January 2018 to October 2018, as its Chief Executive Officer from October 2011 until December 2017, and as its Chief Medical Officer from April 2011 to July 2014. Prior to joining Achaogen, Dr. Hillan worked at Genentech, Inc., a pharmaceutical company and a member of the Roche Group, from August 1994 to March 2011. Dr. Hillan held progressively senior roles at Genentech, most recently holding the position of Senior Vice President & Head of Roche Product Development, Asia Pacific from April 2010 to March 2011, and was responsible for numerous successful drug approvals and led the medical and scientific strategies for Genentech’s immunology, tissue growth and repair drug portfolio. Dr. Hillan has served on the board of directors of Sangamo Therapeutics, Inc. since September 2020, and served on the board of directors of Relypsa, Inc., a publicly traded biotechnology company that was acquired in September 2016 by Galencia AG for $1.5 billion, from June 2014 to September 2016. Dr. Hillan has an M.B. and a Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow in the United Kingdom. Dr. Hillan is a Fellow of the Royal College of Surgeons, and a Fellow of the Royal College of Pathologists. Dr. Hillan is a resident of California, USA.

Hollings C. Renton

Mr. Renton is 74 years old and has served as a member of our Board of Directors since February 2017. Mr. Renton served as Chief Executive Officer and President of Onyx Pharmaceuticals, Inc. from March 1993 to March 2008 and was the chair of the board of directors of Onyx from June 2000 to March 2008. Onyx was acquired by Amgen Inc. in 2013 for $10.4 billion. Before joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, from December 1991 to December 1993. Mr. Renton served in a variety of executive roles at Cetus Corporation from 1983, including as President from 1990 to 1991, Chief Operating Officer from 1987 to 1990 and Chief Financial Officer from 1983 to 1987, prior to its acquisition by Chiron in 1991. Mr. Renton has served on the board of directors of AnaptysBio, Inc. since June 2015. Mr. Renton served as chair of the board of directors of Portola Pharmaceuticals Inc., where he had been a board member since March 2010, until July 2020. Previously, Mr. Renton served on the boards of three other biopharmaceutical companies, KYTHERA Biopharmaceuticals, Inc. (December 2014 to October 2015), Affymax, Inc. (June 2009 to November 2014) and Rigel Pharmaceuticals, Inc. (January 2004 to March 2014). Mr. Renton also previously served on the board of Cepheid Inc., a molecular diagnostics company, from March 2000 to November 2016. Mr. Renton received his M.B.A. from the University of Michigan and his B.S. in Mathematics from Colorado State University. Mr. Renton is a resident of California, USA.

Natalie Sacks

Dr. Sacks is 56 years old and has served as a member of our Board of Directors since August 2017. Dr. Sacks is a trained oncologist, and has served as the Chief Medical Officer of Harpoon Therapeutics, Inc. since October 2018. She has served as a director on the board of Caribou Biosciences, Inc., a genome editing company, since May 2018 and on the board of STipe Therapeutics since April 2020. Prior to joining Harpoon, Dr. Sacks served as Chief Medical Officer of Aduro Biotech from September 2016 until September 2018. Previously, she was Vice President of Clinical Development at Onyx Pharmaceuticals (acquired by Amgen Inc.), where she played a key role in the development and approval of Kyprolis®, an FDA-approved therapy for the treatment of multiple myeloma. Prior to that, she served as Vice President of Clinical Research for Exelixis where she directed the development of a portfolio of small molecules, including late-stage development of Cometriq™. In addition to her industry experience, Dr. Sacks held a faculty appointment at the University of California, San Francisco, as an assistant clinical professor of medicine in the Division of Hematology/Oncology from 2003 to 2016. She received her M.D. from the University of Pennsylvania School of Medicine, her M.S. in Biostatistics from Harvard University School of Public Health and her B.A. in Mathematics from Bryn Mawr College. Dr. Sacks is a resident of California, USA.

Lota Zoth

Ms. Zoth is 61 years old and has served as the Chair of our Board of Directors since September 2019 and as a member of our Board of Directors since November 2016. Ms. Zoth is a Certified Public Accountant and has served as Chief Financial Officer, Chief Accounting Officer and Controller for various publicly traded companies, including MedImmune, Inc. and PSINet, Inc., and as a financial executive in various roles at Sodexho Marriott, Marriott International, Pepsi-Cola International and PepsiCo. Ms. Zoth began her career as an auditor with Ernst & Young. Ms. Zoth serves on the boards and audit committees of Nasdaq-listed biopharmaceutical companies Inovio Pharmaceuticals, Inc., Lumos Pharma, Inc. and 89Bio, Inc. Previously, Ms. Zoth served on the boards of six other biopharmaceutical companies (Aeras, Circassia Pharmaceuticals, plc, Hyperion Therapeutics, Inc., Ikaria, Inc. Orexigen Therapeutics, Inc., and Spark Therapeutics, Inc.). Ms. Zoth is a resident of Texas, USA.

Staggered Board Provisions

Our articles provide for a staggered board of directors consisting of three groups of directors, with directors serving staggered three-year terms. We are committed to strong corporate governance, and our Board of Directors believes that our staggered board structure provides important benefits to the Company and its shareholders, including promotion of our long-term objectives, enhanced director independence, stability and continuity of leadership, and protection from unsolicited takeovers.

At every annual general meeting and in every unanimous shareholder resolution in lieu thereof, all of the directors whose terms expire cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. The shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in a unanimous resolution appoint, the number of directors required to fill any vacancies created. The directors will hold office for the applicable terms contemplated in the staggered board provisions. Upon the resignation of a director, the remaining directors may fill the casual vacancy resulting from such resignation for the remainder of the unexpired term.

The terms of office for each of our directors are as follows:

•

Dr. Tehrani has a three-year term that expires on the third annual general meeting following his reelection to the Board of Directors on June 7, 2018 (i.e., the annual general meeting to be held on May 5, 2021);

•

Dr. Neu has an initial one-year term that will expire on the second annual general meeting following his initial appointment to the Board of Directors on March 16, 2020 (i.e., the annual general meeting to be held on May 5, 2021);

•

Dr. Mahony has an initial two-year term that will expire on the second annual general meeting following her initial appointment to the Board of Directors on June 3, 2019 (i.e., the annual general meeting to be held on May 5, 2021);

•

Dr. Hillan and Dr. Sacks have three-year terms that expire on the third annual general meeting following their reelection to the Board of Directors on May 2, 2019 (i.e., the annual general meeting to be held in 2022);

•

Mr. Cox has an initial three-year term that will expire on the third annual general meeting following his initial appointment to the Board of Directors on June 3, 2019 (i.e., the annual general meeting to be held in 2022); and

•

Mr. Renton and Ms. Zoth have three-year terms expiring on the third annual general meeting following their reelection to the Board of Directors on May 7, 2020 (i.e., the annual general meeting to be held in 2023).

Replacement or Removal of Directors

To the extent directors are elected or appointed to fill casual vacancies or vacancies arising from the removal of directors, in both instances whether by shareholders or directors, the directors shall hold office until the remainder of the unexpired portion of the term of the departed director that was replaced.

Under our articles, the number of directors of Zymeworks is the greater of three and the number set by our Board of Directors from time to time. Our Board of Directors has set the number of directors at eight.

Majority Voting Policy

We have adopted a “majority voting policy” to the effect that a nominee for election as a director of Zymeworks who does not receive a greater number of votes “for” than votes “withheld” with respect to the election of directors by shareholders shall offer to tender their resignation to the Chair of our Board of Directors promptly following the meeting of shareholders at which the director was elected. The nominating and corporate governance committee will consider such offer and make a recommendation to our Board of Directors whether or not to accept such resignation. Our Board of Directors will promptly accept the resignation unless it determines, in consultation with the nominating and corporate governance committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. Our Board of Directors will make its decision and announce it in a press release within 90 days following the meeting of shareholders. A director who tenders a resignation pursuant to our majority voting policy will not participate in any meeting of our Board of Directors or the nominating and corporate governance committee at which the resignation is considered. Our majority voting policy does not apply for contested meetings at which the number of directors nominated for election is greater than the number of seats available on the Board of Directors.

Advance Notice Policy

Our articles include an advance notice policy (the “Advance Notice Policy”). The Advance Notice Policy provides that any shareholder seeking to nominate a candidate for election as a director (a “Nominating Shareholder”) at any annual meeting of the shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, must give timely notice thereof in proper written form to our Corporate Secretary.

To be timely, a Nominating Shareholder’s notice must be made: (i) in the case of an annual meeting of shareholders (including an annual and special meeting), not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the date of such first public announcement; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. The articles also prescribe the proper written form for a Nominating Shareholder’s notice.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.

Notwithstanding the foregoing, the Board of Directors may, in their sole discretion, waive any requirement in the Advance Notice Policy.

Corporate Cease Trade Orders, Bankruptcies Penalties or Sanctions

To the knowledge of management, no proposed director is or, within the ten years prior to the date hereof, has been, a director, chief executive officer or chief financial officer of any other company that: (i) while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or (ii) after that person ceased acting in that capacity was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while that person was acting in the capacity of director, chief executive officer or chief financial officer of the company.

To the knowledge of management, no proposed director is or, within the ten years prior to the date hereof, has been, a director or executive officer of any company that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of management, no proposed director has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold assets of the proposed director.

Certain Relationships and Related Transactions

Other than as discussed below and the compensation arrangements discussed under “Executive Compensation – Compensation Discussion and Analysis,” since January 1, 2020, there have not been any transactions to which we are a party, nor are there any proposed transactions to which we would be a party, with related parties and which we are required to disclose pursuant to the rules of the SEC and the Canadian Securities Administrators.

In January 2020, we issued and sold 5,824,729 common shares and, in lieu of common shares, 1,075,271 pre-funded warrants to purchase common shares in a registered public offering, at prices to the public of $46.50 per common share and $46.4999 per pre-funded warrant, respectively (the “January 2020 Public Offering”). Baker Brothers Life Sciences, L.P. and 667, L.P., for which Baker Bros. Advisors LP serves as investment adviser, purchased 986,416 and 88,855 pre-funded warrants in the January 2020 Public Offering, respectively. Dr. Neu, who joined our Board in March 2020, was an employee of Baker Bros. Advisors LP at the time of the January 2020 Public Offering and remained an employee of Baker Bros. Advisors LP until January 2021. Mr. Cox also purchased 7,500 common shares in the January 2020 Public Offering.

In March 2020, we granted to Baker Brothers Life Sciences, L.P. and 667, L.P. certain registration rights requiring us, upon request delivered by such persons on or after April 22, 2020 and subject to certain terms and conditions, to register the resale by such persons of the common shares held by them (the “Registration Rights Agreement”).

In December 2020, we filed a prospectus supplement registering for resale, from time to time, up to 6,950,433 of our common shares held by Baker Brothers Life Sciences, L.P. and 667, L.P. pursuant to the Registration Rights Agreement.

Indebtedness of Directors, Executive Officers and Employees

None of our directors, executive officers, employees, former directors, former executive officers or former employees, and none of their associates, is indebted to us or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us.

Policy Regarding Related Party Transactions

All transactions between us and our officers, directors, principal shareholders and their affiliates must be approved by the audit committee, or a similar committee consisting of entirely independent directors.

Requirements under the Business Corporations Act (British Columbia)

Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

•	is a party to the contract or transaction;

•	is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

•	has a material interest in a party to the contract or transaction.

Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that our Board of Directors is considering will not take part in any board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest.

Interests of Management and Others in Material Transactions

Other than as described elsewhere in this proxy statement, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the year ended December 31, 2020 that has materially affected or is reasonably expected to materially affect us or our subsidiary.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DIRECTORS.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by federal securities laws, we are providing our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2021 proxy statement, is hereby approved.”

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success.

We urge shareholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program and policies and procedures, as well as the compensation of our named executive officers.

Required Vote: Adoption of an advisory resolution approving the compensation of the named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the votes cast. Abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal. While this advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the compensation committee, we value the opinions of our shareholders. Accordingly, our Board of Directors and the compensation committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – APPOINTMENT AND REMUNERATION OF AUDITORS

The members of our audit committee and our Board of Directors believe the continued retention of KPMG LLP (“KPMG”) as our independent registered accounting firm is in the best interests of the Company and our shareholders. Ratification requires the receipt of “FOR” votes constituting a majority of the shares cast by the shareholders who vote in respect of this proposal. Representatives of KPMG are expected to attend the Meeting.

Principal Independent Accountant Fees and Services

KPMG has served as our independent registered public accounting firm since June 24, 2015.

Aggregate fees billed by our independent auditors, KPMG, for the years ended December 31, 2020 and December 31, 2019, are detailed in the table below:

	2020 ($) (5)	2019 ($) (6)
Audit Fees (1)	523,800	533,300
Audit Related Fees (2)	—	—
Tax Fees (3)	242,600	183,500
All Other Fees (4)	—	—

Total Fees Paid	766,400	716,800

(1)	Fees for audit service on an accrued basis.
(2)	Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.
(3)	Fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees billed by the auditor for products and services not included in the foregoing categories.
(5)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2020.
(6)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2019.

Pre-approval Policies and Procedures

Our audit committee has established a policy of reviewing, in advance, and either approving or not approving, all audit, audit-related, tax and other non-audit services that our independent registered public accounting firm provides to us. This policy requires that all services received from independent registered public accounting firms be approved in advance by the audit committee or a delegate of the audit committee. The audit committee has delegated pre-approval responsibility to the chair of the audit committee with respect to non-audit related fees and services for pre-approval requests made between audit committee meetings. All services that KPMG provided to us in 2020 and 2019 have been pre-approved by our audit committee.

Our audit committee has determined that the provision of the services as set out above is compatible with the maintaining of KPMG’s independence in the conduct of their auditing functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT AND REMUNERATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Zymeworks under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The primary purpose of the audit committee is to oversee the Company’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Zymeworks’ audited financial statements and the effectiveness of the Company’s internal control over financial reporting as of and for the year ended December 31, 2020.

The audit committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the audit committee discussed with KPMG LLP its independence, and received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB. Finally, the audit committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 24, 2021.

Audit Committee of the Board of Directors

Lota Zoth (Chair)

Troy M. Cox

Susan Mahony

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers:

Name	Residence	Age	Position(s)
Ali Tehrani, Ph.D.	British Columbia, Canada	49	President and Chief Executive Officer and Director
Neil Klompas, CPA, CA	British Columbia, Canada	49	Executive Vice President, Business Operations and Chief Financial Officer
Diana Hausman, M.D.	Washington, USA	57	Chief Medical Officer
Anthony Polverino, Ph.D.	Washington, USA	58	Executive Vice President, Early Development and Chief Scientific Officer
Kathryn O’Driscoll	Washington, USA	57	Chief People Officer
James Priour	Washington, USA	54	Chief Commercial Officer

The following is biographical information for our executive officers, other than Dr. Tehrani, whose biographical information is included above.

Neil Klompas

Mr. Klompas joined Zymeworks in March 2007 and currently serves as our Executive Vice President, Business Operations and Chief Financial Officer. Prior to joining Zymeworks, he worked with KPMG LLP in Canada and the United States, most recently (from 2005 to 2007) with KPMG’s Pharmaceuticals, Biotechnology and Medical Device M&A Transaction Services practice in Princeton, New Jersey, where he advised on transactions including mergers, acquisitions, divestitures and strategic alliances. Prior to that, from 2000 to 2005 Mr. Klompas worked with KPMG’s Canadian Biotechnology and Pharmaceuticals practice. Mr. Klompas currently serves on the Board of Liminal BioSciences Inc. Mr. Klompas is a Chartered Professional Accountant and is a member of Chartered Professional Accountants of British Columbia. Mr. Klompas also holds a degree in Microbiology & Immunology from the University of British Columbia. He serves on the faculty advisory board for Biotechnology and Chemistry for Camosun College and as the chair of the board of directors of Ovensa Inc., a private biotechnology company.

Diana Hausman

Dr. Hausman has served as our Chief Medical Officer since June 2016. She is a board certified medical oncologist and brings more than 19 years of clinical drug development experience to our management team. Prior to joining Zymeworks, she was Chief Medical Officer at Oncothyreon Inc. (now Cascadian Therapeutics, Inc.) from January 2012 to April 2016, where she oversaw the clinical program for their lead Phase 2 targeted anti-HER2 cancer therapy. While there, Dr. Hausman also led planning for the clinical development of a therapeutic vaccine, and earlier served as the company’s Vice President, Clinical Development from September 2009 to December 2011. She has also held positions at ZymoGenetics, Inc., Berlex, Inc. and Immunex Corporation, working across multiple indications, including oncology, hematology, hepatitis C and autoimmune disease. Dr. Hausman received her internal medicine training and specialty training in hematology and medical oncology at the University of Washington. She holds an M.D. degree from the University of Pennsylvania and an A.B. in biology from Princeton University.

Anthony Polverino

Dr. Polverino joined Zymeworks in September 2018 and currently serves as our Executive Vice President, Early Development and Chief Scientific Officer. Prior to joining Zymeworks, from 2015 until 2018, Dr. Polverino was at Kite Pharma, Inc., which was acquired by Gilead Sciences, Inc. in 2017. While at Kite he served as the interim Chief Scientific Officer and before that as Vice President of Research. During his tenure, Yescarta®, Kite’s lead chimeric antigen receptor (CAR)-T cell therapy, was approved for relapsed or refractory B cell lymphoma, and multiple programs were advanced to the clinic. Dr. Polverino also assembled an innovative chimeric antigen receptor discovery and development team. Prior to Kite, he was at Amgen Inc. from 1994 to 2014, serving in a number of research leadership roles of increasing responsibility. While at Amgen he managed and advanced numerous research programs utilizing multiple therapeutic modalities, including immunotherapy, oncolytic viruses, bispecific antibodies, antibody-drug conjugates, and small molecules. He also played a key role in the development of over 12 novel antigens for antibody therapeutics. Dr. Polverino has served as a member of the board of directors of BrainStorm Cell Therapeutics Inc. since February 2018. Dr. Polverino earned his undergraduate degree in pharmacology from Adelaide University and his Ph.D. in biochemistry from Flinders University, both in Adelaide, Australia.

Kathryn O’Driscoll

Ms. O’Driscoll joined Zymeworks in October 2019 and currently serves as Chief People Officer. She brings a wealth of experience in the software and global health sectors. Prior to joining Zymeworks, she held a variety of Human Resource leadership positions for Microsoft and served as Chief Human Resources Officer for PATH, a global organization working to accelerate health equity. Most recently, she served as VP of People for Snowflake, the data warehouse built for the cloud, located in San Mateo, California. Ms. O’Driscoll recently served on the board of Social Venture Partners as part of her long and continuing engagement with that organization, and currently serves on the board of Normal>Next, a start-up nonprofit focused on strengthening organizations and communities by engaging young people though innovative community service. She invests time and resources to support organizations working toward equity and inclusion. She is a graduate of Pacific University in Oregon.

James Priour

Mr. Priour joined Zymeworks in April 2020 and currently serves as our Chief Commercial Officer. James brings 27 years of experience in both strategic and operational commercial leadership across the globe, in alliance management and more recently in drug development. He started his career in 1992 with Procter & Gamble (P&G) Pharmaceuticals where he held a variety of sales and marketing leadership positions in Bone & Cardiovascular Disease, including national sales manager in his home country France, Global Training Manager in P&G Head Office in Cincinnati and Country Director of Belgium & Luxemburg. In 2006, he joined Bristol Myers Squibb as General Manager of Hungary where he refocused the affiliate commercial model on the innovative neuroscience and hemato-oncology portfolio. In 2009, he joined Amgen France as Business Unit Head for General Medicine where he built the commercial organization to launch Prolia® in Osteoporosis. In 2012, he became General Manager of Amgen Australia & New Zealand, 5th biggest affiliate ex-US. During his time “Down Under” he served for two years on the Board of Medicines Australia. In 2017 he relocated to Southern California to become the Global Marketing Lead for Kyprolis®, a $1B+ leading novel therapy for Myeloma. He was appointed in 2018 Global Product General Manager for Kyprolis® and in 2019 for the entire Myeloma Portfolio. He holds an MBA from the NEOMA Business School in France.

Although the Company has not adopted specific targets for women and other diverse candidates in executive positions, the Board of Directors has always considered diversity as an important aspect of its decision making when recommending appointments for individuals to serve as executive officers. Women comprise 33% of our executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

This Compensation Discussion and Analysis describes our executive compensation philosophy and how we implemented it through our 2020 compensation program for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving at the end of 2020 (the “named executive officers”). The named executive officers who are the subject of this CD&A are:

•	Ali Tehrani, Ph.D., President and Chief Executive Officer;

•	Neil Klompas, CPA, CA, Executive Vice President, Business Operations and Chief Financial Officer;

•	Diana Hausman, M.D., Chief Medical Officer;

•	Anthony Polverino, Ph.D., Executive Vice President, Early Development and Chief Scientific Officer; and

•	Kathryn O’Driscoll, Chief People Officer.

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and projections regarding future compensation programs. Actual compensation programs adopted in the future may differ materially from the various planned programs summarized in this discussion.

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2020 to our named executive officers.

Company Overview

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Our suite of complementary therapeutic platforms and our fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. These capabilities have resulted in multiple product candidates with the potential to drive positive outcomes in large underserved and unaddressed patient populations.

Our lead product candidate, zanidatamab (formerly known as ZW25), is a novel bispecific (dual-targeting) antibody that targets two distinct domains of the human epidermal growth factor receptor 2 (“HER2”). The unique mechanism of action of zanidatamab may enable it to address unmet need in patient populations with HER2-expressing cancers, including those with lower levels of expression, for which there are no approved HER2-targeted agents. Our second product candidate, ZW49, combines the unique design of zanidatamab with our ZymeLink antibody-drug conjugate (“ADC”) platform, comprised of our proprietary cytotoxin (cancer cell-killing compound) and cleavable linker. We designed ZW49 to be a best-in-class HER2-targeting ADC to further address unmet need across a range of HER2-expressing cancers. We are also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in oncology (including immuno-oncology agents) and other therapeutic areas.

Our proprietary capabilities and technologies include several modular, complementary therapeutic platforms that can be used in combination with each other and with existing approaches. This ability to layer technologies without compromising manufacturability enables us to engineer next-generation biotherapeutics with synergistic activity, which we believe will result in improved patient outcomes. Our core platforms include:

•

Azymetric, our bispecific platform, which enables therapeutic antibodies to simultaneously bind multiple distinct locations on a target (known as an epitope) or to multiple targets. This is achieved by tailoring multiple configurations of the antibody’s Fab regions (locations on the antibody to which epitopes bind);

•

ZymeLink, our ADC platform, comprised of cytotoxins and the linker technology used to couple these cytotoxins to tumor-targeting antibodies or proteins. This platform can be used in conjunction with our other therapeutic platforms to increase safety and efficacy as compared to existing ADC technologies; and

•	EFECT, which enables finely tuned modulation (both up and down) of immune cell recruitment and function.

Our goal is to leverage our next-generation therapeutic platforms and proprietary protein engineering capabilities to become a domain dominator in the discovery, development and commercialization of best-in-class multifunctional biotherapeutics for the treatment of cancer and other diseases with high unmet medical need.

Key 2020 Achievements and 2021 Recent Developments

Zanidatamab Clinical Program

In January 2021, we presented updated clinical data at the American Society of Clinical Oncology (“ASCO”) Gastrointestinal Cancers Symposium for zanidatamab, in both HER2-expressing biliary tract cancer (“BTC”) and gastroesophageal adenocarcinoma (“GEA”). Overall zanidatamab was well tolerated with the majority of treatment-related adverse events being mild or moderate (Grade 1 or 2). Response rates and median duration of response in refractory BTC and GEA compare favorably to current standard of care and emerging treatments.

In November 2020, zanidatamab was granted Breakthrough Therapy designation by the FDA for patients with previously-treated HER2 gene-amplified BTC and the European Commission granted Orphan Drug designation for zanidatamab in patients with gastric cancer.

In November 2020, we announced an agreement with ALX Oncology Holdings Inc. to enter into a clinical collaboration to evaluate the combination of zanidatamab and ALX148, a next-generation CD47 blocker, for the treatment of patients with advanced HER2-expressing breast cancer and other solid tumors.

In October 2020, the first patient was dosed in a Phase 2 investigator-initiated trial designed to evaluate zanidatamab in HER2 overexpressed advanced endometrial cancers and carcinosarcomas.

In July 2020, we initiated a global Phase 2 trial of zanidatamab in patients with previously treated HER2 gene amplified BTC to support accelerated approval based on a primary endpoint of objective response rate, and secondary endpoints of duration of response and safety. In November 2020, our partner, BeiGene, Ltd., notified us that it had dosed the first patient in South Korea under this study. In relation to this achievement, we received a milestone payment of $10.0 million under our license and collaboration agreement with BeiGene.

In March 2020, BeiGene notified us that it had dosed the first patient in a two-arm Phase 1b/2 trial evaluating zanidatamab in combination with chemotherapy as a first-line treatment for patients with metastatic HER2-positive breast cancer and in combination with chemotherapy and BeiGene’s PD-1-targeted antibody tislelizumab as a first-line treatment for patients with metastatic HER2-positive GEA. This achievement triggered our receipt of a milestone payment of $5.0 million under our license and collaboration agreement with BeiGene.

In January 2020, we announced an agreement with Pfizer and the initiation of a Phase 2 clinical trial evaluating zanidatamab in combination with Pfizer’s Ibrance® (palbociclib), an oral CDK4/6 inhibitor, and the hormone therapy fulvestrant with the goal of providing a chemotherapy-free treatment option to people with advanced HER2-positive, hormone receptor-positive breast cancer.

In January 2020, we announced that the FDA granted Fast Track and Orphan Drug Designations to zanidatamab in refractory BTC.

ZW49 Clinical Program

In January 2021, we announced an interim update from the ongoing ZW49 Phase 1 dose-escalation study. In 35 patients who have received ZW49 across all dosing regimens, there have been no dose limiting toxicities, no treatment-related hematologic, pulmonary, or liver toxicity, and no treatment-related deaths. Over 90% of treatment-related adverse events have been mild or moderate (Grade 1 or 2) in severity, with the most common being keratitis, fatigue, and diarrhea, which have been reversible and manageable in an outpatient setting. There have been no discontinuations due to treatment-related adverse events, and the maximum tolerated dose has not yet been established. ZW49 has demonstrated antitumor activity at all dose levels evaluated in the once every three week regimen including confirmed partial responses and stable disease per RECIST 1.1. Dose escalation is continuing at 3 mg/kg once every three weeks. Three indication-specific expansion cohorts (HER2-positive breast cancer, HER2-positive GEA, and a basket cohort of other HER2-positive cancers) utilizing the 2.5 mg/kg once every three week regimen have also been initiated to better ascertain antitumor activity in more homogeneous patient populations.

Licensing and Collaboration Agreements

In July 2020, we entered into a new licensing agreement with Merck Sharp & Dohme Research GmbH, granting Merck a worldwide, royalty-bearing license to research, develop and commercialize up to three new multispecific antibodies toward Merck’s therapeutic targets in the human health field and up to three new multispecific antibodies toward Merck’s therapeutic targets in the animal health field using our Azymetric and EFECT platforms. We are eligible to receive up to $419.3 million in option exercise fees and clinical development and regulatory approval milestone payments and up to $502.5 million in commercial milestone payments, as well as tiered royalties on worldwide sales.

In June 2020, our existing collaboration agreement with Celgene Corporation and Celgene Alpine Investment Co. LLC (now a Bristol-Myers Squibb company) was amended to expand the license grant to include the use of our EFECT platform for the development of therapeutic candidates and to extend the research term. We received an upfront expansion fee of $12.0 million and all other financial terms were unchanged.

Financing Activities

In January 2020, we closed an underwritten public offering which consisted of the issuance of 5,824,729 common shares, including the exercise in full of the underwriters’ over-allotment option to purchase 900,000 additional shares, and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 1,075,271 common shares. The common shares were sold at a price to the public of $46.50 per common share and the pre-funded warrants were sold at a price of $46.4999 per pre-funded warrant, for aggregate gross proceeds to the Company of $320.8 million, before deducting underwriting discounts and commissions and estimated offering expenses.

2020 Advisory Vote on Executive Compensation

At our 2020 annual general meeting, we conducted our first advisory vote on executive compensation. At that meeting, 97.55% of the votes cast on the advisory vote proposal were supportive of our named executive officer compensation program as disclosed in our proxy statement.

The compensation committee reviewed the advisory vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary. The compensation committee will continue to consider the results from future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes or to address market developments.

Overview of Compensation Program

Compensation Philosophy

The goal of our compensation program is to attract, retain and motivate our employees and executives, including our named executive officers. The compensation committee is responsible for setting our executive compensation and reviewing and recommending, for the approval of the Board of Directors, the Company’s annual corporate performance objectives. In considering executive compensation, the compensation committee strives to ensure that our total compensation is competitive within the industry in which we operate and supports our overall strategy and corporate objectives. The combination of base salary, annual incentives and long-term incentives that we provide our executives is designed to accomplish this.

Compensation Objectives

The objectives of our compensation program are to:

•	attract and retain highly qualified executive officers who have a history of proven success;

•	align the interests of executive officers with our shareholders’ interests and with the execution of our business strategy;

•	motivate and reward our executive officers through competitive pay practices and an appropriate mix of short- and long-term incentives;

•	evaluate and reward executive performance on the basis of achievement of program development goals and key financial measurements which we believe closely correlate to long-term shareholder value; and

•	tie compensation awards directly to program development goals and key financial measurements with evaluations based on achieving and overachieving predetermined objectives.

Role of the Compensation Committee

During 2020, the compensation committee’s work included the following:

•

Executive Compensation Review – The compensation committee reviewed compensation practices and policies with respect to our executives against Zymeworks’ peer group of companies (as further described below), in order to allow us to place our compensation practices for these positions in a market context. This reference exercise included a review of base salary, total cash compensation and total direct compensation.

•

Executive Compensation – The compensation committee reviewed the corporate goals and objectives applicable to the compensation of the Company’s executives, including the Chief Executive Officer, and evaluated the Chief Executive Officer’s performance in light of those goals and objectives. Based on this review and evaluation, the compensation committee approved the 2020 compensation for the Company’s executives, including each of the named executive officers (other than the Chief Executive Officer) and recommended the 2020 compensation for the Chief Executive Officer, which recommendation was approved by the Board of Directors.

•	Long-Term Incentive Plan – The compensation committee reviewed the effectiveness of all outstanding incentive compensation plans and equity-based plans.

In reaching its decisions, the compensation committee may consider input from management and other factors that the compensation committee considers appropriate. Decisions made by the compensation committee are the responsibility of the compensation committee and may reflect factors and considerations other than the information and/or recommendations provided by management.

Independent Compensation Consultant

In 2020, the compensation committee retained Radford, which is part of the Rewards Solutions practice at Aon plc, as independent consultants to the compensation committee to conduct competitive reviews and assessments of Zymeworks’ executive compensation program and recommend go-forward strategies. The compensation committee made the decision to retain Radford in its sole discretion and was directly responsible for the appointment, compensation and oversight of Radford’s work. The compensation committee is involved in and approves the adoption of the following procedures during Radford’s assessments:

•	establishing the public company peer group used in the executive compensation assessment;

•	reviewing the detailed assessment of Zymeworks’ executive compensation program versus the market; and

•	reviewing and approving executive pay mix.

The compensation committee utilizes these strategies when contemplating future executive compensation matters.

In 2020 Radford was retained to review the salaries, bonuses and equity plan participation of executive employees, as well as equity plan participation of employees below the executive level. Zymeworks’ management did not make or recommend such engagements and all such other services were approved by the compensation committee. Radford did not perform other services to the Company other than as a compensation consultant. The compensation committee determined Radford to be independent after evaluating the factors required under the applicable listing standard.

Aon received $127,803 in fees in 2020 for services related to determining or recommending the amount or form of executive and non-employee director compensation. Separately, management engaged Aon to perform unrelated risk brokerage services and Aon was paid $599,449 for these services, which included global risk in Canada and the United States and other services. The compensation committee was informed about these services.

Peer Companies and Use of Market Data

We compare our executive compensation program to those of a group of peer companies (North American biotechnology companies of a similar size and stage of development). The first step in the process is that the compensation committee, with the support of Radford and management, reviews trends in biotechnology compensation practices and reviews and approves the list of peer companies used for benchmarking. As part of its analysis for 2020, Radford collected and analyzed compensation information from a comparative group of biotechnology companies, or peer group, approved by the compensation committee. The compensation committee evaluates the criteria used in establishing the peer group at least annually. The compensation committee seeks input from management in addition to Radford to ensure the peer group is consistent with our current business objectives and strategy.

The list of peer companies is approved based on various factors including industry classification, market capitalization, headcount and stage of development. In September 2019, with assistance from Radford, the compensation committee re-evaluated the peer group. The compensation committee approved a peer group consisting of publicly traded, pre-commercial biopharmaceutical companies:

•	that are clinical stage companies (with a focus on Phase 2 and Phase 3) working towards bringing a product to market, particularly those with a therapeutic focus in oncology;

•	with market capitalizations generally between $300 million and $3.0 billion (approximately 0.3x to 3.0x Zymeworks’ then current market value);

•	with generally fewer than 500 employees;

•	that are located in Canada and the United States, with a focus on companies headquartered in biotechnology hub markets; and

•	preferably that have gone public in the last three to five years.

Based on these criteria, the compensation committee approved the revised peer group set forth below and used this peer group to inform compensation decisions for 2020:

Acceleron Pharma Inc. (1)	Deciphera Pharmaceuticals, Inc. (1)	Kura Oncology, Inc.

Adverum Biotechnologies, Inc.	Denali Therapeutics Inc. (1)	MacroGenics, Inc.

Alder Biopharmaceuticals, Inc. (1)	Dicerna Pharmaceuticals, Inc. (1)	Ra Pharmaceuticals, Inc. (1)

Allakos Inc. (1)	Epizyme, Inc.	REGENXBIO Inc. (1)

AnaptysBio, Inc. (1)	Fate Therapeutics, Inc.	Stemline Therapeutics, Inc.

Cellular Biomedicine Group, Inc.	G1 Therapeutics, Inc. (1)	Voyager Therapeutics, Inc.

CytomX Therapeutics, Inc.	Karyopharm Therapeutics Inc.	Xencor, Inc. (1)

(1)

Added to the peer group in September 2019. The following companies were deleted from the peer group in September 2019: Aduro Biotech, Inc.; Arbutus Biopharma Corporation; Bellicum Pharmaceuticals, Inc.; Calithera Biosciences, Inc.; Corvus Pharmaceuticals, Inc.; Five Prime Therapeutics, Inc.; Immune Design Corp.; Jounce Therapeutics, Inc.; Mersana Therapeutics, Inc.; Miragen Therapeutics, Inc.; Sierra Oncology, Inc.; and Xenon Pharmaceuticals Inc.

Our compensation committee finds comparative data from our peer group to be a useful reference when setting and adjusting executive compensation, but it does not target our overall program or any particular element of compensation to be at a particular percentile compared to our peers. Rather, our compensation committee uses a range of peer group data for each position, along with an assessment of each executive’s performance, criticality and tenure, to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers.

Components of Compensation Package

There are three major components of our executive compensation program:

•	base salary;

•	annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

•	long-term incentives, which through the end of 2020 has consisted of initial and annual grants of stock options and (beginning in 2020) restricted stock units.

Our compensation committee believes that each component of executive compensation must be evaluated and determined with reference to competitive market data, individual and Company-wide performance, our recruiting and retention goals, internal equity and consistency, and other information it deems relevant. The compensation committee believes that in the biopharmaceutical/biotechnology industry, long-term incentives such as stock options and restricted stock units are a primary motivator in attracting and retaining executives, in addition to salary and cash incentive bonuses.

The primary components of our compensation package are described in more detail below.

Base Salary

Annual base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within Zymeworks. This compensation component helps us to attract and retain highly qualified executives who have a history of proven success. In determining whether to increase the base salary for a particular executive, our compensation committee in discussions with our Chief Executive Officer (for executives other than the Chief Executive Officer) considers a variety of factors, including performance, length of service and criticality of role. The determination of base salary affects the amount of an executive’s cash bonus. The table below shows the changes to the base salaries of our named executive officers between 2019 and 2020:

Name and Principal Position	2019 Base Salary ($)	2020 Base Salary ($)	Increase between 2019 and 2020
Ali Tehrani, President and Chief Executive Officer	540,788	573,036	6.0%

Neil Klompas, Executive Vice President, Business Operations and Chief Financial Officer	379,082	424,424	12.0%

Diana Hausman, Chief Medical Officer	432,640	449,946	4.0%

Anthony Polverino, Executive Vice President, Early Development and Chief Scientific Officer	400,000	428,000	7.0%

Kathryn O’Driscoll, Chief People Officer (1)	350,000	350,000	0.0%

(1)	Ms. O’Driscoll joined the Company in October 2019.

Cash Bonus

The annual cash incentive compensation represents pay at risk – it is only paid out if and to the extent certain goals and objectives are met, and does not affect decisions regarding other components of compensation. This compensation component motivates and rewards our executive officers for outstanding performance. The annual cash incentive that each executive is eligible to receive is based on a pre-determined target percentage of their base salary. Our Board of Directors approves performance targets that are tied to the level of achievement of corporate goals. The compensation committee approves the weighting assigned to each goal. For 2020, the corporate and individual weighting was 100% corporate, 0% individual for the Chief Executive Officer and 75% corporate, 25% individual for all other executives officers. Corporate goals are a combination of strategic and operational goals. In 2020, we had corporate goals tied to key clinical, preclinical, and manufacturing goals and other corporate finance, business development and employee development goals, as further described below.

The compensation committee determines performance bonus payments based on the results achieved as compared to targets established for a particular year. The maximum performance bonus payments that can be earned by executives is 125% of their respective target performance bonuses.

Our Board of Directors approved the 2020 bonus payment to the Chief Executive Officer based on the compensation committee’s recommendation, and the compensation committee approved the 2020 bonus payments to the other executives.

•	2020 Company Performance Objectives

The 2020 corporate goals were divided into three main categories: (i) Clinical, (ii) Pre-Clinical Research and Manufacturing Operations, and (iii) Business Operations and Support. In making its assessments of performance for 2020, the compensation committee and the Board of Directors determined that the Clinical goals and the Preclinical Research and Manufacturing Operations goals were not fully met, while the Business Operations and Support goals had been slightly exceeded, yielding an aggregate achievement level of 90%, as set forth in the table below:

2020 Corporate Goal Category	Key Elements of Goal	Target Weight of Goal	Weighting Achieved
Clinical	Advance clinical stage programs for our lead product candidate, zanidatamab (ZW25) Advance Phase 1 studies for our second product candidate, ZW49	55%	49%

Pre-Clinical Research and Manufacturing Operations	Advance early stage platform candidates Maintain sufficient drug supply for zanidatamab and ZW49 to execute on our clinical plans	20%	15%

Business Operations and Support	Extend financial runway Secure licensing agreements Improve internal employee performance review and development program	25%	26%

Total		100%	90%

•	2020 Individual Performance Objectives

The individual objectives for each of the Company’s executives, other than our Chief Executive Officer, were established between each such executive and the Chief Executive Officer during 2020. These objectives were established, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives. The Chief Executive Officer evaluated the performance of each such executive in 2020 and assigned an achievement percentage against the individual objectives for each such executive.

For 2020, the bonus performance targets for each named executive officer, each individual’s achievement against those targets and the amount paid to those individuals were as follows:

Name	Target Bonus (% of Base Salary)	Corporate Goal Achievement	Weight of Corporate Goal Achievement	Individual Goal Achievement	Weight of Individual Goal Achievement	Bonus Amount Paid ($)	Bonus Amount Paid (% of Target Bonus)
Ali Tehrani (1)	55%	90%	100%	—	—	283,653	90.0%
Neil Klompas	40%	90%	75%	115%	25%	163,403	96.3%
Diana Hausman	40%	90%	75%	100%	25%	166,480	92.5%
Anthony Polverino	40%	90%	75%	100%	25%	158,360	92.5%
Kathryn O’Driscoll	40%	90%	75%	100%	25%	129,500	92.5%

(1)	The Chief Executive Officer’s bonus is based solely on the achievements of the 2020 corporate goals and is approved by the Board of Directors.

Long-Term Incentives

Our Equity Compensation Plan (as defined under “Employee Benefit Plans – Equity Compensation Plan” below) authorizes us to make grants to eligible recipients of stock options, restricted stock, restricted stock units and other share-based awards, to attract, retain, motivate and reward qualified directors and employees and to enable and encourage such directors and employees to acquire common shares as long-term investments.

Until 2020, the only type of long-term incentive equity that the Company had granted was stock options. In 2020, the Company granted a mix of stock options and restricted stock units to Company executives. The compensation committee believes that a mix of stock options and restricted stock units aligns the interests of our executives (including those of our named executive officers) with our shareholders’ interests by rewarding for improvements in stock price over a period of time. The Company issues stock options to reward for future performance and appreciation while providing restricted stock units because they provide some value even during periods of stock price or market volatilities, provide retention incentives during the vesting period, and reinforce a culture of ownership. By granting restricted stock units, the Company can also reduce the dilutive effect of the equity incentive awards in the form of stock options, which benefits our shareholders over time.

The option exercise price may not be less than the closing price of our common shares on the date of grant. For most grants of stock options, 25% of the granted options will vest on the first anniversary of grant date (subject to continued service). On the last day of each month thereafter, a further 1/36 of the total number of remaining granted options will vest.

Each restricted stock unit provides the recipient with one common share at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued common shares. For grants of restricted stock units to date, one-third of the restricted stock units will vest each year on the first, second and third anniversary of the grant date (subject to continued service).

The following table shows information regarding stock option and restricted stock unit grants to each of our named executive officers made during the year ended December 31, 2020:

Name	Grant Date	Restricted Stock Units Granted (#) (1)	Stock Options Granted (#) (2)	Exercise Price of Stock Options ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Ali Tehrani	3/10/2020	—	138,750	35.20	3,185,803
	3/10/2020	23,125	—	—	814,000

Neil Klompas	3/10/2020	—	45,000	35.20	1,033,233
	3/10/2020	7,500	—	—	264,000

Diana Hausman	3/10/2020	—	45,000	35.20	1,033,233
	3/10/2020	7,500	—	—	264,000

Anthony Polverino	3/10/2020	—	45,000	35.20	1,033,233
	3/10/2020	7,500	—	—	264,000

Kathryn O’Driscoll	3/10/2020	—	24,375	35.20	559,668
	3/10/2020	4,063	—	—	143,018

(1)	Restricted stock units vest in three equal annual installments on each of the first, second, and third anniversaries of the date of grant.
(2)

Options vest and become exercisable with respect to (i) 25% of the underlying shares one year after the grant date and (ii) the remainder of the underlying shares in 36 equal monthly installments following the first anniversary of the date of grant.

(3)	The exercise price of the stock options is the closing price of the Company’ stock on the NYSE on the grant date.
(4)

The amounts set forth in this column reflect the grant date fair value for restricted stock unit awards and stock option awards computed in accordance with Financial Accounting Standards Board Accounting

Standards Codification Topic 718, Compensation – Stock Compensation. See the “Notes to Consolidated Financial Statements – Summary of Significant Accounting Policies – Share-based compensation” included in our Annual Report on Form 10-K for our year ended December 31, 2020.

Previous grants are taken into account when considering new option and restricted stock unit grants. Decisions regarding long-term incentives do not affect decisions regarding other components of compensation.

Risk Management

As part of its normal practice, the compensation committee evaluates the risk-taking incentives created by our compensation policies and practices and has concluded that such incentives are not reasonably likely to have a material adverse effect on the Company.

Anti-Hedging Policy

Our executives and directors are prohibited from purchasing financial instruments (including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds) designed to hedge or offset a decrease in the market value of our securities, including securities granted as compensation or held, directly or indirectly, by the executive or director.

Potential Payments upon Termination or Change in Control

Certain of our executives, including each of our named executive officers, are parties to employment agreements with us which set forth conditions of employment and the payments that will be made upon termination of their employment. Additional discussion of the employment agreements with our named executive officers is set forth below under “Executive Compensation – Executive Employment Arrangements and Potential Payments upon Termination or Change in Control.”

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Zymeworks under the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Hollings C. Renton (Chair)

Kenneth Hillan

Susan Mahony

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020, December 31, 2019 and December 31, 2018. We do not have non-qualified deferred compensation.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1) (3)	All Other Compensation ($) (1)		Total ($)
Ali Tehrani, President & CEO	2020	573,036	814,000	3,185,803	283,653	20,967	(4)	4,877,459
	2019	540,788	—	2,375,128	341,930	20,223	(5)	3,278,069
	2018	510,296	—	1,805,073	280,500	17,679	(6)	2,613,548

Neil Klompas, Exec. VP, Business Operations & CFO	2020	424,424	264,000	1,033,233	163,403	2,037	(7)	1,887,097
	2019	379,082	—	1,060,041	172,422	12,629	(8)	1,624,174
	2018	357,708	—	541,523	137,638	13,105	(9)	1,049,974

Diana Hausman, Chief Medical Officer	2020	449,946	264,000	1,033,233	166,480	20,188	(10)	1,933,847
	2019	432,640	—	758,019	192,525	21,341	(11)	1,404,525
	2018	416,000	—	541,523	156,520	15,509	(12)	1,129,552

Anthony Polverino, Executive VP, Early Development & Chief Scientific Officer (13)	2020	428,000	264,000	1,033,233	158,360	20,348	(14)	1,903,941
	2019	400,000	—	758,019	178,000	384	(15)	1,336,403
	2018	113,590	—	1,056,860	43,896	96	(16)	1,214,442

Kathryn O’Driscoll, Chief People Officer (17)	2020	350,000	143,018	559,668	129,500	17,719	(18)	1,199,905
	2019	75,568	—	2,282,170	33,284	36	(19)	2,391,058
	2018	—	—	—	—	—		—

(1)

Salary for all named executive officers is determined in U.S. dollars. However, 2020, 2019 and 2018 cash compensation amounts for our Chief Executive Officer and our Chief Financial Officer were paid in Canadian dollars and have been converted to U.S. dollars for the purposes of the table. For 2020, 2019 and 2018, the U.S. dollar per Canadian dollar exchange rates used for such conversions were 0.7455, 0.7537 and 0.7718, which were the average annual Bank of Canada exchange rates for 2020, 2019 and 2018, respectively.

(2)

The amounts set forth in these columns reflect the aggregate grant date fair value for restricted stock unit awards and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See the “Notes to Consolidated Financial Statements – Summary of Significant Accounting Policies – Share-based compensation” included in our Annual Report on Form 10-K for our year ended December 31, 2020.

(3)

The amounts reflect the dollar value of incentive bonuses paid in 2021, 2020 and 2019 for performance during 2020, 2019 and 2018, respectively, as discussed further above under “Executive Compensation – Components of Compensation Package – Cash Bonus.”

(4)	Of the total amount for 2020, (i) $17,191 represents contributions to our registered retirement savings plan and (ii) $3,776 represents life insurance premiums through our group extended benefit plan.
(5)	Of the total amount for 2019, (i) $16,224 represents contributions to our registered retirement savings plan and (ii) $3,999 represents life insurance premiums through our group extended benefit plan.

(6)	Of the total amount for 2018, (i) $15,309 represents contributions to our registered retirement savings plan and (ii) $2,370 represents life insurance premiums through our group extended benefit plan.
(7)	The total amount for 2020 represents life insurance premiums through our group extended benefit plan.
(8)	Of the total amount for 2019, (i) $10,474 represents contributions to our registered retirement savings plan and (ii) $2,155 represents life insurance premiums through our group extended benefit plan.
(9)	Of the total amount for 2018, (i) $10,893 represents contributions to our registered retirement savings plan and (ii) $2,212 represents life insurance premiums through our group extended benefit plan.
(10)	Of the total amount for 2020, (i) $20,150 represents contributions to our 401(k) plan and (ii) $38 represents life insurance premiums through our group extended benefit plan.
(11)	Of the total amount for 2019, (i) $20,957 represents contributions to our 401(k) plan and (ii) $384 represents life insurance premiums through our group extended benefit plan.
(12)	Of the total amount for 2018, (i) $15,125 represents contributions to our 401(k) plan and (ii) $384 represents life insurance premiums through our group extended benefit plan.
(13)	Dr. Polverino joined the Company in September 2018.
(14)	Of the total amount for 2020, (i) $20,310 represents contributions to our 401(k) plan and (ii) $38 represents life insurance premiums through our group extended benefit plan.
(15)	The total amount for 2019 represents life insurance premiums through our group extended benefit plan.
(16)	The total amount for 2018 represents life insurance premiums through our group extended benefit plan.
(17)	Ms. O’Driscoll joined the Company in October 2019.
(18)	Of the total amount for 2020, (i) $17,681 represents contributions to our 401(k) plan and (ii) $38 represents life insurance premiums through our group extended benefit plan.
(19)	The total amount for 2019 represents life insurance premiums through our group extended benefit plan.

Grants of Plan-Based Awards Table

The following table shows information regarding grants to each of our named executive officers of plan-based awards that were (i) made during the year ended December 31, 2020 or (ii) made with respect to 2020 cash incentive bonuses:

Name	Grant Date	Date of Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Closing Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)
Ali Tehrani	3/10/2020	3/10/2020	—	—	—	—	138,750	35.20	3,185,803
	3/10/2020	3/10/2020	—	—	—	23,125	—	—	814,000
	3/4/2020 (5)	3/4/2020 (5)	—	315,170	393,962	—	—	—	—

Neil Klompas	3/10/2020	3/10/2020	—	—	—	—	45,000	35.20	1,033,233
	3/10/2020	3/10/2020	—	—	—	7,500	—	—	264,000
	1/29/2020 (6)	1/29/2020 (6)	—	169,770	212,212	—	—	—	—

Diana Hausman	3/10/2020	3/10/2020	—	—	—	—	45,000	35.20	1,033,233
	3/10/2020	3/10/2020	—	—	—	7,500	—	—	264,000
	1/29/2020 (6)	1/29/2020 (6)	—	179,980	224,975	—	—	—	—

Anthony Polverino	3/10/2020	3/10/2020	—	—	—	—	45,000	35.20	1,033,233
	3/10/2020	3/10/2020	—	—	—	7,500	—	—	264,000
	1/29/2020 (6)	1/29/2020 (6)	—	171,200	214,000	—	—	—	—

Kathryn O’Driscoll	3/10/2020	3/10/2020	—	—	—	—	24,375	35.20	559,668
	3/10/2020	3/10/2020	—	—	—	4,063	—	—	143,018
	1/29/2020 (6)	1/29/2020 (6)	—	140,000	175,000	—	—	—	—

(1)

Non-equity incentive plan awards consist of cash incentive bonuses as discussed above under “Executive Compensation – Components of Compensation Package – Cash Bonus.” The amounts reflect the U.S. dollar value of target cash bonuses for performance in 2020. The actual amounts paid are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column, were determined as discussed above under “Executive Compensation – Components of Compensation Package – Cash Bonus,” and were paid in 2021.

(2)	Restricted stock units vest in three equal annual installments on each of the first, second, and third anniversaries of the date of grant.
(3)

Options vest and become exercisable with respect to (i) 25% of the underlying shares one year after the grant date and (ii) the remainder of the underlying shares in 36 equal monthly installments following the first anniversary of the date of grant.

(4)

The amounts set forth in this column reflect the grant date fair value for restricted stock unit awards and stock option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See the “Notes to Consolidated Financial Statements – Summary of Significant Accounting Policies – Share-based compensation” included in our Annual Report on Form 10-K for our year ended December 31, 2020.

(5)	On March 4, 2020, the Board of Directors approved a 2020 target cash incentive bonus for Dr. Tehrani of 55% of his 2020 base salary.
(6)

On January 29, 2020, the compensation committee approved a 2020 target cash incentive bonus for each of Mr. Klompas, Dr. Hausman, Dr. Polverino, and Ms. O’Driscoll of 40% of each of their respective 2020 base salaries.

Outstanding Equity Awards at 2020 Year End

The following table lists all outstanding equity awards granted in Canadian dollars under the Original Plan (described under “Employee Benefit Plans – Original Plan,” below) and equity awards granted in U.S. dollars under the Equity Compensation Plan (described under “Employee Benefit Plans – Equity Compensation Plan” below) held by our named executive officers as of December 31, 2020:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Ali Tehrani	1/1/2012	57,660	—	4.00	(3)	1/1/2022	—	—
	1/1/2013	20,950	—	5.41	(3)	1/1/2023	—	—
	1/1/2014	20,950	—	8.65	(3)	1/1/2024	—	—
	1/1/2015	23,464	—	10.77	(3)	1/1/2025	—	—
	1/29/2016	293,300	—	9.02	(3)	1/29/2026	—	—
	2/3/2017	41,027	873	16.85	(3)	2/3/2027	—	—
	6/12/17	223,958	26,042	9.82		6/12/2027	—	—
	3/19/2018	177,083	72,917	11.84		3/18/2028	—	—
	1/8/2019	117,500	117,500	15.53		1/7/2029	—	—
	3/10/2020	—	138,750	35.20		3/9/2030	—	—
	3/10/2020	—	—	—		—	23,125	814,000

Neil Klompas	1/1/2013	4,330	—	5.41	(3)	1/1/2023	—	—
	1/1/2014	20,950	—	8.65	(3)	1/1/2024	—	—
	1/1/2015	23,464	—	10.77	(3)	1/1/2025	—	—
	1/29/2016	125,700	—	9.02	(3)	1/29/2026	—	—
	2/3/2017	34,873	742	16.85	(3)	2/3/2027	—	—
	6/12/2017	76,146	8,854	9.82		6/12/2027	—	—
	3/19/2018	53,125	21,875	11.84		3/18/2028	—	—
	1/8/2019	45,000	45,000	15.53		1/7/2029	—	—
	3/27/2019	6,875	8,125	15.23		3/26/2029	—	—
	3/10/2020	—	45,000	35.20		3/9/2030	—	—
	3/10/2020	—	—	—		—	7,500	264,000

Diana Hausman	11/9/2016	14,702	—	15.46	(3)	11/9/2026	—	—
	2/3/2017	16,668	567	16.85	(3)	2/3/2027	—	—
	6/12/2017	59,052	8,849	9.82		6/12/2027	—	—
	3/19/2018	25,224	21,875	11.84		3/18/2028	—	—
	1/8/2019	37,500	37,500	15.53		1/7/2029	—	—
	3/10/2020	—	45,000	35.20		3/9/2030	—	—
	3/10/2020	—	—	—		—	7,500	264,000

Anthony Polverino	12/12/2018	29,792	52,708	15.00		12/11/2028	—	—
	1/8/2019	37,500	37,500	15.53		1/7/2029	—	—
	3/10/2020	—	45,000	35.20		3/9/2030	—	—
	3/10/2020	—	—	—		—	7,500	264,000

Kathryn O’Driscoll	11/8/2019	26,247	70,833	34.24		11/7/2029
	3/10/2020	—	24,375	35.20		3/9/2030	—	—
	3/10/2020	—	—	—		—	4,063	143,018

(1)

Options vest and become exercisable with respect to (i) 25% of the underlying shares one year after the grant date and (ii) the remainder of the underlying shares in 36 equal monthly installments following the first anniversary of the date of grant.

(2)	Restricted stock units vest in three equal annual installments on each of the first, second, and third anniversaries of the date of grant.
(3)

These options were granted with exercise prices denominated in Canadian dollars. The U.S. dollar per Canadian dollar exchange rate used to convert option exercise price to U.S. dollars was 0.7455, which was the average annual Bank of Canada exchange rate for 2020.

Option Exercises and Stock Vested Table

The following table sets forth the number of shares and value realized by the named executive officers during 2020 on the exercise of stock options:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ali Tehrani	1,000	29,663
Neil Klompas	25,000	1,207,533
Diana Hausman	65,000	2,357,663
Anthony Polverino	Nil	Nil
Kathryn O’Driscoll	2,920	21,520

Executive Employment Arrangements and Potential Payments upon Termination or Change in Control

Key provisions of the employment agreements of our named executive officers are described below.

On December 13, 2007, we entered into an employment agreement with Dr. Tehrani setting forth the terms and conditions of his employment as our President and Chief Executive Officer, which provided for his initial base salary and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. This agreement was amended on January 1, 2014. On January 17, 2017, we entered into an amended and restated employment agreement with Dr. Tehrani that superseded and replaced the December 2007 agreement, as amended, and set forth revised termination and change of control provisions. Under the new not-for-cause termination severance formula, during the first three years of employment, Dr. Tehrani is entitled to 12 months of written notice or payment in lieu of notice equal to 12 months of his base salary and continuation of benefits for 12 months, or any combination thereof. Commencing in the fourth year of employment, Dr. Tehrani is entitled to an additional one month’s notice, or the equivalent base salary and continuation of benefits, or any combination thereof, for each additional completed year of service, up to a total maximum of 18 months. If Dr. Tehrani is terminated without cause within 12 months following a change of control, he shall receive severance equal to 24 months of his base salary, continuation of benefits for 24 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

On January 25, 2007, we entered into an employment agreement with Mr. Klompas, our current Executive Vice President, Business Operations and Chief Financial Officer, setting forth the terms and conditions of his employment as our Director of Finance and Operations, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. This agreement was amended on October 23, 2007, and January 1, 2014. On January 17, 2017, we entered into an amended and restated employment agreement with Mr. Klompas that superseded and replaced the January 2007 agreement, as amended, and set forth revised termination and change of control provisions. Under the new not-for-cause termination severance formula, during the first three years of employment, Mr. Klompas is entitled to 12 months of written notice or payment in lieu of notice equal to 12 months of his base salary and continuation of benefits for 12 months, or any combination thereof. Commencing in the fourth year of employment, Mr. Klompas is entitled to an additional one month’s notice, or the equivalent base salary and continuation of benefits, or any combination thereof, for each additional completed year of service, up to a total maximum of 18 months. If Mr. Klompas is terminated without cause within 12 months following a change of control, he shall receive severance equal to 18 months of his base salary, continuation of benefits for 18 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

On June 1, 2016, we entered into an employment agreement with Dr. Hausman setting forth the terms and conditions of her employment as our Chief Medical Officer, which provided for her initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. Dr. Hausman’s employment agreement also specifies, in the case of termination of employment other than for cause, she will be entitled to 12 months’ notice, or payment in lieu of notice equal to 12 months of her base salary, or any combination thereof, should termination occur within the first year of employment. Following the first year of employment, she will be entitled to an additional one month’s notice, or the equivalent base salary, or any combination thereof, for each additional completed year of service, up to a total maximum of 18 months. On January 18, 2017, we entered into an amended and restated employment agreement with Dr. Hausman that superseded and replaced the June 2016 agreement and set forth a new change of control provision. If Dr. Hausman is terminated without cause within 12 months following a change of control, she shall receive severance equal to 18 months of her base salary, continuation of benefits for 18 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

On September 20, 2018, we entered into an employment agreement with Dr. Polverino setting forth the terms and conditions of his employment as our Executive Vice President, Early Development and Chief Scientific Officer, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. If Dr. Polverino’s employment is terminated without cause during the first three years of employment, he is entitled to 12 months of written notice or payment in lieu of notice equal to 12 months of his base salary and continuation of benefits for 12 months, or any combination thereof. Commencing in the fourth year of employment, Dr. Polverino is entitled to an additional one month’s notice, or the equivalent base salary and continuation of benefits, or any combination thereof, for each additional completed year of service, up to a total maximum of 18 months. If Dr. Polverino is terminated without cause within 12 months following a change of control, he shall receive severance equal to 18 months of his base salary, continuation of benefits for 18 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

On October 14, 2019, we entered into an employment agreement with Ms. O’Driscoll setting forth the terms and conditions of her employment as our Chief People Officer, which provided for her initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. If Ms. O’Driscoll’s employment is terminated without cause during the first three years of employment, she is entitled to 12 months of written notice or payment in lieu of notice equal to 12 months of her base salary and continuation of benefits for 12 months, or any combination thereof. Commencing in the fourth year of employment, Ms. O’Driscoll is entitled to an additional one month’s notice, or the equivalent base salary and continuation of benefits, or any combination thereof, for each additional completed year of service, up to a total maximum of 18 months. If Ms. O’Driscoll is terminated without cause within 12 months following a change of control, she shall receive severance equal to 18 months of her base salary, continuation of benefits for 18 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

The table below shows the estimated amounts of the termination payments and benefits that will be made to our named executive officers upon the termination of their employment under the terms of their current employment agreements (assuming termination took place on December 31, 2020 and the price per share is the closing market price as of that date):

Name and Principal Position	Event	Severance ($)	Options ($) (1) (2)	Restricted Stock Units ($) (3)	Other Payments ($) (1) (4)	Total ($)
Ali Tehrani, President & CEO	Termination other than for cause	859,554	35,950,317	—	4,676	36,814,547
	Termination following a change of control event (double trigger)	1,146,072	44,943,752	1,092,888	6,235	47,188,947

Neil Klompas, Executive VP, Business Operations & CFO	Termination other than for cause	636,636	14,116,615	—	4,676	14,757,927
	Termination following a change of control event (double trigger)	636,636	17,478,849	354,450	4,676	18,474,611

Diana Hausman, Chief Medical Officer	Termination other than for cause	562,433	5,285,787	—	—	5,848,220
	Termination following a change of control event (double trigger)	674,919	8,144,292	354,450	32,854	9,206,515

Anthony Polverino, Executive VP, Early Development & Chief Scientific Officer	Termination other than for cause	428,000	2,150,965	—	28,472	2,607,437
	Termination following a change of control event (double trigger)	642,000	5,583,900	354,450	42,708	6,623,058

Kathryn O’Driscoll, Chief People Officer	Termination other than for cause	350,000	341,736	—	16,436	708,172
	Termination following a change of control event (double trigger)	525,000	1,557,944	192,017	24,654	2,299,615

(1)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2020.
(2)	The value of accelerated vesting of options is calculated based on the closing price on the NYSE of $47.26 per share as of December 31, 2020.
(3)	The value of accelerated vesting of restricted stock units is calculated based on the closing price on the NYSE of $47.26 per share as of December 31, 2020.
(4)

For Canadian named executive officers (Dr. Tehrani and Mr. Klompas) amounts shown in the “Other Payments” column relate to contributions to our extended medical benefits premiums. For U.S. named executive officers (Dr. Hausman, Dr. Polverino and Ms. O’Driscoll), these amounts relate to health benefits plan premiums. For our Canadian named executive officers, these amounts are denominated in U.S. dollars but paid in Canadian dollars.

Employee Benefit Plans

Our executive officers receive medical, dental, life insurance and other benefits generally made available to all of our employees.

Pension Benefits

We do not have any qualified or non-qualified defined benefit pension plans.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Registered Retirement Savings Plan

Our executive officers resident in Canada are eligible, along with all other employees resident in Canada, to participate in our registered retirement savings plan (“RRSP”) matching program. Under this program, we match the amount contributed by each executive officer into a group RRSP plan, up to a pre-determined percentage of annual salary. Upon the formal approval of the compensation committee on November 9, 2016, we began matching executive officer’s contributions to the group RRSP up to 5.5% of annual salary. Effective January 1, 2020, we began matching executive officer’s contributions to the group RRSP up to 6.0% of annual salary. Generally, company matching contributions will not exceed 50% of the maximum annual RRSP dollar limit as specified by the Canada Revenue Agency in any given year.

401(k) Plan

Our executive officers resident in the United States are eligible, along with all other U.S.-based employees, to participate in a 401(k) plan. Under this plan, we match the amount contributed by each executive officer into a 401(k) plan up to a predetermined percentage of annual salary. Upon the formal approval of the compensation committee on November 9, 2016, we began matching executive officer’s contributions to a 401(k) plan up to 5.5% of annual salary (increased to 6.0% effective January 1, 2020), with company matching contributions not to exceed the annual personal and Age 50 Catch Up contribution limit (if applicable) set by the Internal Revenue Service, or the IRS, in any given year.

Original Plan

Our second amended and restated employee stock option plan (the “Original Plan”) was administered by our compensation committee and provided for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRS Code”), non-statutory stock options, restricted stock and other stock-based awards. Our employees, officers, directors and consultants were eligible to receive awards under our Original Plan. Upon an acquisition of us, the exercisability of options or the vesting of restricted stock awards issued under the Original Plan will be accelerated. In addition, our Board of Directors will make appropriate provisions for the continuation of awards by us or substitution of awards by the surviving or acquiring entity.

As of April 28, 2017, no further awards were issued under the Original Plan. However, all outstanding options granted under the Original Plan remain outstanding, subject to the terms of the Original Plan and the applicable grant documents, until such outstanding options are exercised or they terminate or expire by their terms. Any common shares subject to awards under our Original Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised, or resulting in any common shares being issued, will become available for issuance under the Equity Compensation Plan (defined below), up to a specified number of shares. Options granted under the Original Plan are non-assignable and non-transferable except that they will be exercisable by the personal representative of the option holder in the event of the option holder’s death or inability to manage their affairs.

Equity Compensation Plan

On April 10, 2017, our shareholders approved a new stock option plan, which became effective immediately prior to the consummation of our initial public offering. This plan allowed for the grant of options to directors, officers, employees and consultants in U.S. or Canadian dollars, and also permitted us to grant ISOs to our employees. On June 7, 2018, the Company’s shareholders approved an amendment and restatement of this plan (this plan, as amended and restated, the “Equity Compensation Plan”), which includes an article that allows us to grant restricted stock, restricted stock units and other share-based awards, in addition to options. On March 4, 2020, the Board of Directors approved certain minor amendments to the Equity Compensation Plan that did not require shareholder approval.

The original maximum number of common shares reserved for issuance under the Equity Compensation Plan as of June 7, 2018, was 5,686,097, which includes 3,686,097 shares issuable upon exercise of options outstanding as of March 31, 2018. Beginning in 2019 and ending in 2028, this maximum number may be increased on the first day of each calendar year by up to 4.0% of the number of outstanding shares on the last day of the immediately preceding calendar year (referred to herein as the “evergreen feature”). ISOs may be granted with respect to a maximum fixed amount equal to 20% of the shares reserved for issuance under the Equity Compensation Plan as of June 7, 2018.

The Equity Compensation Plan allows for the grant of awards to our (or our direct or indirect subsidiaries’) directors, officers, employees and consultants. The Board of Directors is responsible for administering the Equity Compensation Plan, and the compensation committee makes recommendations to the Board of Directors in respect of matters relating to the Equity Compensation Plan. The Board of Directors has authority to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, of awards granted under the Equity Compensation Plan.

All options granted under the Equity Compensation Plan will have an exercise price determined and approved by the Board of Directors at the time of grant, which shall not be less than closing price of the common shares on the date of grant on the primary exchange on which the common shares are traded. We may convert a market price denominated in Canadian currency into United States currency and vice versa and such converted amount shall be the market price.

An option shall be exercisable during a period established by the Board of Directors, which shall commence on the date of the grant and shall terminate not later than ten years after the date of the grant. The Equity Compensation Plan provides that the exercise period shall automatically be extended if the date on which it is scheduled to terminate falls during a blackout period. In such cases, the extended exercise period shall terminate on the tenth business day after the last day of the blackout period; provided that the exercise period shall in no case be extended beyond the tenth anniversary of the date the option was granted.

All awards shall vest in accordance with the terms of the grant agreement. A participant’s grant agreement or any other written agreement between a participant and us may provide that unvested awards be subject to acceleration of vesting and/or exercisability in certain circumstances. The Board of Directors may at its discretion accelerate the vesting of any outstanding awards notwithstanding the previously established vesting schedule, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any option; provided that the period during which an option is exercisable does not exceed ten years from the date such option is granted. If the Equity Compensation Plan is terminated, the provisions of the Equity Compensation Plan with respect to outstanding awards will continue in effect as long as any such award remains outstanding.

Except as specifically provided in an agreement approved by the Board of Directors, awards granted under the Equity Compensation Plan are generally not transferable; however, an optionee may, with the prior approval of the Board of Directors, transfer options to (i) such optionee’s family or retirement savings trust, or (ii) registered retirement savings plans or registered retirement income funds of which the optionee is and remains the annuitant.

The following table describes the impact of certain events upon the rights of option holders and restricted stock units holders under the Equity Compensation Plan, including termination for cause (as determined by the Board of Directors, in its discretion), resignation, termination other than for cause, retirement, death or disability:

Event	Provisions
Termination for cause	Forfeiture of all vested and unvested options and all restricted stock units

Resignation	Forfeiture of all unvested options and all restricted stock units

Vested options exercisable until the earlier of the expiry date and 90 days after resignation

Termination other than for cause	Forfeiture of all unvested options and all restricted stock units
Vested options exercisable until the earlier of the expiry date and 90 days after termination

Retirement	Forfeiture of all unvested options and all restricted stock units

Vested options exercisable until the earlier of the expiry date and 90 days after retirement

Death or disability	Forfeiture of all unvested options and all restricted stock units
Vested options exercisable until the earlier of the expiry date and one year after event

The Board of Directors may, in its sole discretion, suspend or terminate the Equity Compensation Plan at any time, or from time to time, and may amend the Equity Compensation Plan or any award at any time without the consent of the award recipient provided that such amendment shall (i) not adversely alter or impair any award previously granted except as permitted by the terms of the Equity Compensation Plan, (ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of any stock exchange(s) where our common shares are listed or posted for trading, and (iii) be subject to shareholder approval, where required by law, the requirements of any stock exchange(s) where our common shares are listed or posted for trading or the Equity Compensation Plan; provided, however, that shareholder approval shall not be required for the following amendments and our Board of Directors may make any changes which may include but are not limited to:

•	amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Equity Compensation Plan;

•	a change to the provisions of any award governing vesting, assignability and effect of termination of a participant’s employment contract or office;

•	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

•	a change to advance the date on which any option may be exercised under the Equity Compensation Plan; and

•	an amendment necessary to comply with applicable law or the requirements of any regulatory body having authority over the Company, the Equity Compensation Plan, the participants or the shareholders.

For greater certainty, the Board of Directors shall be required to obtain shareholder approval to make the following amendments:

•

any increase (other than pursuant to the evergreen feature described above) to the maximum number of common shares issuable from treasury under the Equity Compensation Plan and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;

•

any amendment which reduces the exercise price of any option after the option has been granted or any cancellation of such option and the substitution of that option by a new option with a reduced exercise price, except in the case of an adjustment pursuant to a change in capitalization;

•	any amendment which extends the expiry date of any option beyond the original expiry date, except in case of an extension due to a blackout period;

•	a change to the eligible participants of the Equity Compensation Plan;

•	the addition of a deferred or performance share unit or any other provision which results in participants receiving securities while no cash consideration is received by the Company; and

•	any amendment to the amendment provisions of the Equity Compensation Plan.

Employee Stock Purchase Plan

On April 10, 2017, our shareholders approved an employee share purchase plan, which became effective immediately prior to the consummation of our initial public offering. On June 7, 2018, the Company’s shareholders approved an amendment and restatement of this plan (this plan, as amended and restated, the “ESPP”). The following is a summary of the terms of the ESPP.

The ESPP permits participation by employees of the Company and its subsidiaries that are designated to participate in the ESPP by the Board of Directors. The compensation committee of the Board of Directors is responsible for administering the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the IRS Code for employees who are United States taxpayers.

Unless otherwise determined by our Board of Directors, participation in the ESPP is open to our employees in Canada and the United States who are customarily employed for at least 20 hours per week. Participation in the ESPP is voluntary. Eligible employees are able to contribute up to 15% of their gross base earnings for purchases under the ESPP through regular payroll deductions. No employee is eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding common shares measured by vote or value under Section 424(d) of the IRS Code. In addition, no employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common shares (determined on the grant date of the purchase right) for each year such purchase right is outstanding. The purchase price to be used for purchases under the ESPP may be as low as 85% of the fair market value of the common shares on either the first day of the applicable purchase period or the last day of such purchase period (whichever date has the lower fair market value). The fair market value of the common shares on a particular day to be used to determine the purchase price under the ESPP will equal the closing price of the common shares on the primary exchange upon which they are traded on such date (or, if such day is not a trading day, then on the trading day immediately preceding such day).

The ESPP is implemented through a series of offerings under which eligible employees are granted rights to purchase our common shares at the end of specified purchase periods. We currently expect to hold offerings consisting of a single six-month purchase period commencing on January 1 and July 1 of each calendar year, with a single purchase date at the end of each purchase period on June 30 and December 31 of each calendar year. However, our compensation committee may establish different offerings and purchase periods from time to time, which may have a duration of between three months to twenty-four months. Our first offering commenced on July 1, 2017, and ended on December 31, 2017. Common shares purchased under the ESPP are issued from treasury in accordance with applicable laws and the terms and conditions of the ESPP. The number of common shares reserved for issuance under the ESPP cannot exceed 272,350 common shares, plus the number of common shares that are automatically added on January 1 of each year, commencing on (and including) January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to the lesser of (i) 1% of the total number of common shares issued and outstanding on December 31 of the preceding calendar year, and (ii) 419,000 common shares. No rights to purchase common shares may be issued under the ESPP from and after the tenth anniversary of the date the ESPP became effective, unless otherwise approved by our shareholders.

The ESPP is administered by the compensation committee. The compensation committee has the authority, in the event the common shares are subdivided or consolidated, or in the event the common shares will be exchanged for shares of another issuer in the context of a reorganization, split-up, liquidation, recapitalization or similar transaction, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of common shares that have been authorized for issuance under the ESPP.

In the event of certain significant corporate transactions such as an acquisition, merger or sale of all or substantially all of our assets, then either (i) a participant’s then-outstanding purchase right shall be continued or substituted for by the surviving or acquiring entity, or (ii) such purchase right shall be terminated in exchange for a cash payment equal to the fair market value of a number of our common shares on the date of such transaction that the participant’s accumulated payroll deductions as of the date of the transaction could purchase, determined with reference only to the first business day of the applicable purchase period, less the result of multiplying such number of shares by such purchase price.

Our Board of Directors has the right to amend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). Subject to certain exceptions, our Board of Directors is entitled to make amendments to the ESPP without shareholder approval.

Rights to purchase shares granted under the ESPP cannot be transferred or assigned by the holder thereof other than by will, the laws of descent and distribution.

Equity Compensation Plan Information

The following table sets forth summary information relating to our Equity Compensation Plan and Original Plan as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants, and rights (2)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders (Equity Compensation Plan)	4,956,338	(3)	$22.47	(4)	2,496,083
Equity compensation plans not approved by security holders (Original Plan)	1,202,261		$11.62	(5)	—

(1)	Includes restricted stock units.
(2)	Does not include restricted stock units, which do not have an exercise price.
(3)

The original maximum number of common shares reserved for issuance under the Equity Compensation Plan as of June 7, 2018, was 5,686,097. Beginning in 2019 and ending in 2028, this maximum number may be increased on the first day of each calendar year by up to 4.0% of the number of outstanding shares on the last day of the immediately preceding calendar year. This is the “evergreen feature” described above.

(4)

Stock options granted under the Equity Compensation Plan are granted with exercise prices in both Canadian dollars and U.S. dollars. As of December 31, 2020, there were 4,873,634 outstanding stock options under the Equity Compensation Plan, consisting of 1,083,308 stock options with a weighted average exercise price of C$29.11 ($21.70 based on the U.S. dollar per Canadian dollar exchange rate of 0.7455, which was the average annual Bank of Canada exchange rate for 2020) and 3,790,326 stock options with a weighted average exercise price of $22.85.

(5)

Stock options granted under the Original Plan were granted with exercise prices in Canadian dollars. As of December 31, 2020, there were 1,202,261 outstanding stock options under the Original Plan, with a weighted average exercise price of C$15.59 ($11.62 based on the U.S. dollar per Canadian dollar exchange rate of 0.7455, which was the average annual Bank of Canada exchange rate for 2020).

The following table sets forth certain additional information with respect to our Original Plan, Equity Compensation Plan and ESPP as of December 31, 2020:

	Original Plan	Equity Compensation Plan	ESPP
Number of outstanding securities awarded under plan	1,202,261	4,956,338	109,770
Issued and outstanding securities under plan as a percentage of issued and outstanding shares	2.6%	10.8%	0.2%
Number of securities available for grant under plan	—	2,496,083	1,132,441
Number of securities available for grant under plan as a percentage of issued and outstanding shares	—	5.4%	2.5%

The following table sets forth the burn rate under our Original Plan and our Equity Compensation Plan for each of the years ended December 31, 2020, 2019, and 2018. The burn rate is a percentage calculated based on the number of stock options and restricted stock units granted under each plan during the relevant year divided by the weighted average number of the Company’s issued and outstanding shares during that year.

	Original Plan	Equity Compensation Plan
Year ended December 31, 2020	0%	3.5%
Year ended December 31, 2019	0%	4.9%
Year ended December 31, 2018	0%	4.25%

Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on October 1, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 1, 2020: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the estimated grant date fair value for equity awards granted between January 1, 2020 and October 1, 2020. In identifying the median employee, we converted compensation amounts paid in Canadian dollars based on the applicable year-to-date average exchange rate as of October 1, 2020 and annualized the compensation values of individuals that joined our Company during 2019. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.

Methodology and Pay Ratio

After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation in 2020 as calculated using Summary Compensation Table requirements was $157,910. Our Chief Executive Officer’s compensation in 2020 as reported in the Summary Compensation Table was $4,877,459. Therefore, our CEO Pay Ratio for 2020 is approximately 31:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

The written charter of our compensation committee provides that the compensation committee will review compensation for members of our Board of Directors on at least an annual basis, taking into account their responsibilities and time commitment and information regarding the compensation paid at peer companies. The compensation committee will make recommendations to our Board of Directors with respect to changes to our approach to director compensation as it considers appropriate.

In 2020, the compensation committee engaged Radford to conduct a competitive assessment of our Board of Director compensation program. Radford analyzed board of director compensation practices of our peer group, and compared our Board of Director compensation program to these practices. Based on these findings, the compensation committee determined that it was appropriate and in line with market practices to maintain Board compensation for 2021, with the exception that the annual cash retainer fee for service as chair of the research and development committee be increased from $12,000 to $15,000. The Board of Directors approved this adjustment in March 2021. This change positions our 2021 individual director compensation and total aggregate director compensation between the 25th and 50th percentile compared to the 2021 peer group. No other changes to Board of Director compensation were made for 2021.

Cash Compensation for Directors

We generally provide the below annual cash retainer fees for service on our Board of Directors and committees. The fees for service on committees are in addition to the annual retainer fees for service on the Board of Directors.

Amount ($)
Board of Directors:
Member	40,000
Chair	70,000
Audit Committee:
Member	7,500
Chair	15,000
Compensation Committee:
Member	5,000
Chair	10,000
Nominating and Corporate Governance Committee:
Member	3,750
Chair	7,500
Research and Development Committee:
Member	6,000
Chair	15,000

Equity Compensation for Directors

We grant members of the Board of Directors an initial grant of options in connection with appointment to the Board of Directors, which vest ratably in 36 monthly installments. In 2020, the initial grant was 18,000 options and it will remain at this level for 2021.

We grant an annual award of options to each member of the Board of Directors, which we typically grant on or about the date of our annual general meeting. Annual award options vest in full on the date of the first annual general meeting following the grant date. In 2020, the annual grant was 9,000 options and it will remain at this level 2021.

Expense Reimbursement

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves. These amounts are not included in the table above.

The following table presents the compensation awarded to, earned by or paid to our directors (other than Dr. Tehrani, whose compensation is provided in the Summary Compensation Table above) for the year ended December 31, 2020. We do not currently have director compensation in the form of share-based awards (other than stock options), non-equity incentive plan compensation or non-qualified deferred compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Troy M. Cox	51,250	211,112	262,362
Kenneth Hillan	54,523	211,112	265,635
Susan Mahony	52,500	211,112	263,612
Kelvin Neu (3)	33,690	494,769	528,459
Hollings C. Renton	50,000	211,112	261,112
Natalie Sacks	47,796	211,112	258,908
Lota Zoth	85,000	211,112	296,112

(1)

The amounts set forth in this column reflect the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See the “Notes to Consolidated Financial Statements – Summary of Significant Accounting Policies – Share-based compensation” included in our Annual Report on Form 10-K for our year ended December 31, 2020.

(2)

As of December 31, 2020, directors held the following number of options to purchase Company common shares: (i) Mr. Cox, 39,000; (ii) Dr. Hillan, 50,425; (iii) Dr. Mahony, 39,000; (iv) Dr. Neu, 27,000; (v) Mr. Renton, 50,425; (vi) Dr. Sacks, 44,140; and (vii) Ms. Zoth, 52,117.

(3)

Dr. Neu joined the Company’s Board of Directors in March 2020. Dr. Neu was an employee of Baker Bros. Advisors LP until January 2021. Pursuant to the terms of Dr. Neu’s employment by Baker Brothers Advisors LP, the fees earned in 2020 were remitted to Baker Bros. Advisors LP and the options granted to him in 2020 were, and will continue to be, beneficially owned by Baker Bros. Advisors LP.

Compensation Committee Interlocks and Insider Participation

As described above, in 2020, Mr. Renton, Dr. Hillan and Dr. Mahony served as members of the compensation committee, with Mr. Renton serving as chair of the committee. None of our compensation committee members is currently, or has been within the last completed fiscal year, one of our officers or employees or had any relationship with respect to the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serve, or have served during the last completed fiscal year, as a member of the board of directors or on the compensation committee (or other board committee performing equivalent function) of another entity where one of such entity’s executive officers served as a director or on the compensation committee of the Company.

APPROVAL

The contents and the sending of this proxy statement have been approved by the Board of Directors of the Company.

DATED as of March 23, 2021.
By Order of the Board of Directors

/s/ Ali Tehrani
Ali Tehrani
President and Chief Executive Officer

SCHEDULE “A”

ZYMEWORKS INC.

MANDATE OF THE BOARD OF DIRECTORS

This Board Mandate (the “Mandate”) has been adopted by the board of directors (the “Board”) of Zymeworks Inc. (the “Company”).

I.	Purpose

The purpose of this Mandate is to describe the principal duties and responsibilities of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

II.	Access to Information and Authority

The Board will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board shall have the authority to, at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal or other advisors, as necessary to assist in the performance of its duties and responsibilities.

III.	Composition and Meetings

The Board shall be comprised of that number of directors as shall be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee of the Board, in accordance with the Company’s constating documents. The Board will be comprised of a majority of “independent” directors within the meaning of the applicable listing standards of the New York Stock Exchange and National Instrument 58-101 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators.

The Board shall choose one of its members to be its Chair by majority vote, which Chair shall have the duties and responsibilities set out in Section V. The Chair should be an independent director. Where this is not appropriate, an independent director will be appointed to act as “lead director.”

The Board may delegate certain matters it is responsible for to the committees of the Board. The Board shall appoint from among its members the members of each committee of the Board, in consultation with the relevant committee of the Board. The Board will, however, retain its oversight function and ultimate responsibility for such matters and associated delegated responsibilities.

The Board will meet at least quarterly, or more frequently as circumstances dictate. Each director has a responsibility to attend and participate in meetings of the Board. The Board and the Chair may invite any executive, employee or such other person or external advisor as it deems appropriate to attend and participate in any portion of any Board meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The independent members of the Board will also meet in camera, as required, without the non-independent directors and members of management before or after each regularly scheduled meeting.

IV.	Responsibilities and Duties of the Board

The Board is responsible for the stewardship of the Company and providing oversight as to the management of the business and affairs of the Company. It is management’s duty to run the Company’s business on a day-to-day basis. The Board is expected to focus on guidance and strategic oversight, with the goal of increasing long-term shareholder value. In discharging their duties, directors must act honestly and in good faith, with a view to the best interests of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The responsibilities and duties of the Board shall include the following:

Chief Executive Officer and Officers

1.	Appointing the Chief Executive Officer (the “CEO”) and, together with the CEO, developing a written position description for the role of the CEO.

2.	Delegate to the CEO and other senior executives the authority over the day-to-day management of the business and affairs of the Company.

3.	Developing the corporate goals and objectives that the CEO is responsible for meeting and reviewing the performance of the CEO against such corporate goals and objectives.

4.	Taking steps to satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization.

5.	Succession planning for the CEO and other key personnel.

6.	Approving the compensation of the CEO upon recommendation of the Compensation Committee.

Financial Reporting

7.	Approving:

i.	the annual financial statements and related Management’s Discussion and Analysis, and their filing and disclosure; and

ii.	the Company’s annual earnings press releases, including any pro forma or non-GAAP information included therein, and their filing and disclosure.

8.	Reviewing and monitoring, with the assistance of the Audit Committee:

i.	the quality and integrity of the Company’s financial statements;

ii.	the external reporting of the Company’s financial and operating performance in compliance with all regulatory and statutory requirements; and

iii.	the appointment and performance of the external auditor.

Financial Reporting Processes, Accounting Policies and Internal Controls

9.	Reviewing and monitoring, with the assistance of the Audit Committee:

i.	the adequacy and effectiveness of the Company’s system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls; and

ii.	the quality and integrity of the Company’s external financial reporting processes.

Ethical and Legal Compliance and Risk Management

10.	Reviewing and approving the Company’s Code Of Business Conduct and Ethics.

11.	Reviewing and monitoring:

i.	compliance with the Code of Business Conduct and Ethics and other ethical standards adopted by the Company; and

ii.

the Company’s compliance with applicable legal and regulatory requirements, though notwithstanding the foregoing and subject to applicable law, nothing contained in this Mandate is intended to require the Board to ensure the Company’s compliance with applicable laws or regulations.

12.

In conjunction with management, identifying the principal risks of the Company’s business and reviewing and monitoring management’s implementation of appropriate systems to seek to effectively monitor, manage and mitigate the impact of such risks.

Other Responsibilities

13.

Adopting a strategic planning process to establish objectives and goals for the Company’s business and reviewing, approving and modifying, as appropriate, the strategies proposed by management to achieve such objectives and goals.

14.	Reviewing and approving the Company’s financial objectives, plans and actions, including significant capital allocations and expenditures.

15.	Reviewing and approving material transactions not in the ordinary course of business.

16.

In consultation with management, overseeing and reviewing the Company’s procedures with respect to the Company’s public disclosure, including the Disclosure Policy, to ensure that communications with the public are timely, factual, accurate and broadly disseminated in accordance with all applicable legal and regulatory requirements.

17.	Adopting appropriate procedures designed to permit the Board to receive feedback from shareholders on material issues.

18.	In conjunction with the Nominating and Corporate Governance Committee, providing an orientation program for new directors to the Board and continuing education opportunities for all directors.

19.	Overseeing the assessment by the Nominating and Corporate Governance Committee, each committee and each director.

20.	Developing and overseeing a method for interested parties to communicate directly with the Board.

21.	Performing any other activities consistent with this Mandate, the Company’s constating documents, and governing laws that the Board determines are necessary or appropriate.

V.	Responsibilities and Duties of the Chair

The Chair shall have the responsibilities and duties set out in the Position Description for the Chair of the Board and Lead Director which shall include the following:

1.	Chair meetings of the Board.

2.	Chair the annual general meeting, and any special meetings, of the shareholders.

3.

In consultation with the Corporate Secretary, determine the frequency, dates and locations of meetings of the Board and ensure that regular minutes of Board proceedings are kept and circulated on a timely basis for review and approval.

4.

In consultation with the CEO, the Chief Financial Officer, the Corporate Secretary and others as required, review the annual work plan and the meeting agendas so as to bring all required business before the Board.

5.

As appropriate, carry out any other or special assignments or any functions as may be requested by the Board or management. If the Chair is not an independent director then the independent lead director should act as the effective leader of the Board and ensure the Board’s agenda will enable it to successfully carry out its duties. See the Position Description for the Chair of the Board and Lead Director for more detail.

VI.	Limitation on the Board’s Duties

The Board shall discharge its responsibilities, and shall assess the information provided by the Company’s management and any external advisors, including the external auditor, in accordance with its business judgment.

Members of the Board are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided and representations made by management as to any audit or non-audit services provided by the external auditor.

Nothing in this Mandate is intended or may be construed as imposing on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Mandate is not intended to change or interpret the constating documents of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Mandate should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to shareholders, competitors, employees or other persons, or to any other liability whatsoever.

VII.	Review of Mandate

The Nominating and Corporate Governance Committee of the Board will review and reassess the adequacy of this Mandate from time to time and recommend any proposed changes to the Board for approval.

Getting Started This year's annual meeting will be held virtually. You can participate online using your smartphone, tablet or computer. By participating online, you will be able to listen to a live audio webcast of the meeting, ask questions online and submit your votes in real time. As usual, you may also provide voting instructions before the meeting by completing the Form of Proxy or voting information form that has been provided to you. Important Notice for Non-Registered Holders: Non-registered holders (being shareholders who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxy will not be able to participate at the meeting. If you are a non-registered holder and wish to attend and participate at the meeting, you should carefully follow the instructions set out on your voting information form and in the proxy statement relating to the meeting, in order to appoint and register yourself as proxy, otherwise you will be required to login as a guest. In order to participate online: Before the meeting: 1. Check that your browser for whichever device you are using is compatible. Visit https://web.lumiagm.com/248660886 on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Edge or Firefox. Caution: Internal network security protocols including firewalls and VPN connections may block access to the Lumi platform for the meeting. If you are experiencing any difficulty connecting to or watching the meeting, ensure your VPN setting is disabled or use a computer on a network not restricted to security settings of your organization. 2. All securityholders MUST register any 3rd party appointments at http://www.computershare.com/zymeworks. Failure to do so will result in the appointee not receiving login credentials. 3. Gather the information you need to access the online meeting: Meeting ID: 248660886 Password: zymeworks2021 To log in, you must have the following information: Registered Holders The 15 digit control number provided on your form of proxy provided by Computershare, which constitutes your user name. Appointed Proxy The user name provided by Computershare via email, provided your appointment has been registered. The broadcast bar: Allows you to view and listen to the proceedings. Home page icon: Displays meeting information Questions icon: Used to ask questions Voting icon: Used to vote. Only visible when the chairperson opens poll. 1 To proceed to the meeting, you will need to read and accept the Terms and Conditions. 2 Registered holders: Your user name is the 15 digit control number printed on your proxy form. Appointed proxy holders: Your user name can be found in the email sent to you from Computershare.

3 Once logged in, you will see the home page, which displays the meeting documents and information on the meeting. Icons will be displayed in different areas, depending on the device you are using. TO VOTE 4 When the Chair declares the poll open: > A voting icon will appear on your device and the Meeting Resolutions will be displayed. > To vote, tap one of the voting options. Your response will be highlighted. The number of items you have voted on, or are yet to vote on, is displayed at the top of the screen. Votes may be changed up to the time the chair closes the poll. NOTE: On some devices, in order to vote, you may need to minimize the audio cast by selecting the arrow in the broadcast bar. Audio will still be available. To return to the audio cast after voting, select the arrow again. TO ASK QUESTIONS 5 Tap on the Questions icon then press the button to submit a question. Compose your question and select the send icon Confirmation that your message has been received will appear.

Security Class COMMON SHARES Holder Account Number C1234567890 XXX Form of Proxy—Annual General Meeting to be held on Wednesday, May 5, 2021 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of the holder’s choice, to attend and act on the holder’s behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse and return your proxy by mail or vote by Internet at www.investorvote.com. In addition, YOU MUST go to http://www.computershare.com/zymeworks by 9:00 a.m. PDT on May 3, 2021, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in to and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold Proxies submitted must be received by 9:00 am (Pacific Daylight Time), on Monday, May 3, 2021 VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. To Virtually Attend the Meeting • You can attend the meeting virtually by visiting the URL provided on the back of this proxy. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 123456789012345 CPUQC01.E.INT/000001/i1234

Appointment of Proxyholder I/We being holder(s) of Zymeworks Inc. hereby appoints: Neil Klompas, Executive Vice President, Business Operations OR and CFO, or failing him, Ali Tehrani, President and CEO Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Note: If you are appointing a proxyholder other than the Management nominees YOU MUST return your proxy by mail and go to www.computershare.com/zymeworks by 9:00 a.m. PDT on May 3, 2021, and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. This Control Number will allow your appointee to log in to and vote at the Meeting. Without a Control Number your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Zymeworks Inc. to be held via live audio webcast online at https://web.lumiagm.com/248660886, on Wednesday, May 5, 2021 at 9:00 am (Pacific Daylight Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For 01. Susan Mahony 2. Advisory Vote on Executive Compensation To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as more particularly described in the accompanying proxy statement. 3. Appointment of Auditors Appointment of KPMG LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. Withhold 02. Kelvin Neu For Withhold 03. Ali Tehrani For For Against For Withhold Abstain Withhold Authorized Signature(s)—This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. YZMQ Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. 313037 Signature(s) XXXX AR1 Date MM / DD / YY 999999999999